                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY



                          SHARE ACQUISITION AGREEMENT

                                     AMONG

                           SCOTSMAN INDUSTRIES, INC.,

                         WHITLENGE ACQUISITION LIMITED,

                       WHITLENGE DRINK EQUIPMENT LIMITED,

                               ONEX CORPORATION,

                          ONEX U.S. INVESTMENTS, INC.,

                                     EJJM,

                             MATTHEW O. DIGGS, JR.

                              TIMOTHY C. COLLINS,

                                GRAHAM F. COOK,

                           CHRISTOPHER R.L. WHEELER,

                              MICHAEL DE ST. PAER

                                      AND

                                  JOHN RUSHTON






                          -------------------------



                          DATED AS OF JANUARY 11, 1994

                               TABLE OF CONTENTS


                                                                       Page

                                   ARTICLE I

                        THE OFFER; ISSUANCE OF SCOTSMAN
                            CONTINGENT COMMON SHARES

Section 1.1.       The Offer . . . . . . . . . . . . . . . . . .         2
Section 1.2.       Issuance of Scotsman Earnout Shares . . . . .         4
Section 1.3.       Dividends and Distributions . . . . . . . . .         5
Section 1.4.       Fractional Shares . . . . . . . . . . . . . .         5
Section 1.5.       Changes in Scotsman Common Stock  . . . . . .         5
Section 1.6.       Non-assignability; Succession; Delivery
                       of Certificates   . . . . . . . . . . . .         6



                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                        OF THE SHAREHOLDERS

Section 2.1.       Corporate Status  . . . . . . . . . . . . . .         7
Section 2.2.       Subsidiaries and Investments  . . . . . . . .         7
Section 2.3.       Capital . . . . . . . . . . . . . . . . . . .         8
Section 2.4.       Authority . . . . . . . . . . . . . . . . . .        10
Section 2.5.       Financial Statements  . . . . . . . . . . . .        11
Section 2.6.       Operations Since Balance Sheet Date . . . . .        12
Section 2.7.       No Undisclosed Liabilities  . . . . . . . . .        13
Section 2.8.       Taxes . . . . . . . . . . . . . . . . . . . .        14
Section 2.9.       Condition of Plant, Machinery and
                      Equipment  . . . . . . . . . . . . . . . .        16
Section 2.10.      Title to Property . . . . . . . . . . . . . .        16
Section 2.11.      Availability and Ownership of Assets  . . . .        16
Section 2.12.      Personal Property Leases  . . . . . . . . . .        17
Section 2.13.      Accounts Receivable; Inventories  . . . . . .        17
Section 2.14.      Intellectual Property . . . . . . . . . . . .        17
Section 2.15.      Owned Real Property . . . . . . . . . . . . .        19
Section 2.16.      Leased Real Property  . . . . . . . . . . . .        20
Section 2.17.      Obligations; Litigation . . . . . . . . . . .        20
Section 2.18.      Product Warranties  . . . . . . . . . . . . .        20
Section 2.19.      Compliance with Laws  . . . . . . . . . . . .        21
Section 2.20.      Permits . . . . . . . . . . . . . . . . . . .        21
Section 2.21.      Insurance . . . . . . . . . . . . . . . . . .        21
Section 2.22.      The Plans . . . . . . . . . . . . . . . . . .        22
Section 2.23.      Employees and Agents and Related
                      Agreements . . . . . . . . . . . . . . . .        26
Section 2.24.      Employee Relations and Labor Matters  . . . .        26
Section 2.25.      Absence of Certain Business Practices . . . .        27
Section 2.26.      Territorial Restrictions  . . . . . . . . . .        27
Section 2.27.      Transactions with Certain Persons . . . . . .        28
Section 2.28.      Insolvency  . . . . . . . . . . . . . . . . .        28





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                                                                       Page

Section 2.29.      Environmental Matters . . . . . . . . .. . .         28
Section 2.30.      Contracts . . . . . . . . . . . . . . .. . .         30
Section 2.31.      No Guarantees; Extensions of Credit . .. . .         32
Section 2.32.      Whitlenge Purchase Agreement  . . . . .. . .         32
Section 2.33.      Customers and Suppliers . . . . . . . .. . .         32
Section 2.34.      Competition . . . . . . . . . . . . . .. . .         32
Section 2.35.      Registration Statement and Proxy
                      Statement/Prospectus . . . . . . . . . . .        33
Section 2.36.      Liabilities and Operations of WAL . . .. . .         33
Section 2.37.      Redemption of Preferred Stock . . . . .. . .         34
Section 2.38.      No Finder . . . . . . . . . . . . . . .. . .         34
Section 2.39.      Disclosure  . . . . . . . . . . . . . .. . .         34


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SCOTSMAN

Section 3.1.       Organization of Scotsman  . . . . . . . . .         34
Section 3.2.       Authority . . . . . . . . . . . . . . . . .         34
Section 3.3.       Shares of Scotsman Common Stock . . . . . .         35
Section 3.4.       Capitalization  . . . . . . . . . . . . . .         36
Section 3.5.       Operations Since January 3, 1993  . . . . .         36
Section 3.6.       Compliance with Laws  . . . . . . . . . . .         36
Section 3.7.       SEC Documents . . . . . . . . . . . . . . .         37
Section 3.8.       Obligations; Litigation . . . . . . . . . .         37
Section 3.9.       No Finder . . . . . . . . . . . . . . . . .         37
Section 3.10.      Rights Agreement; Benefits  . . . . . . . .         38
Section 3.11.      Disclosure  . . . . . . . . . . . . . . . .         38


                                   ARTICLE IV

                      ACTIONS PRIOR TO THE EXPIRATION DATE

Section 4.1.       Proxy Statement; Registration Statement . .          38
Section 4.2.       Action by Scotsman and Stockholders of
                       Scotsman  . . . . . . . . . . . . . . .          39
Section 4.3.       Investigation of WAL, Whitlenge, WB
                       and Scotsman. . . . . . . . . . . . . .          39
Section 4.4.       Lawsuits, Proceedings, Etc. . . . . . . . .          40
Section 4.5.       Conduct of Business by WAL, Whitlenge, WB
                       and Scotsman  Prior to
                       the Expiration Date  . . . . . . . . . .         40
Section 4.6.       Mutual Cooperation; Reasonable Best
                       Efforts   . . . . . . . . . . . . . . . .        43
Section 4.7.       No Public Announcement  . . . . . . . . . . .        44
Section 4.8.       No Solicitation . . . . . . . . . . . . . . .        44
Section 4.9.       Listing Applications  . . . . . . . . . . . .        44





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                                                                           Page

Section 4.10.        Termination of Management and
                            Shareholders' Agreements . . . . . . . . .       45
Section 4.11.        Periodic Financial Statements . . . . . . . . . .       45
Section 4.12.        Financing . . . . . . . . . . . . . . . . . . . .       45
Section 4.13.        Amendment of Agreement for Tender
                        Subsidiary . . . . . . . . . . . . . . . . . .       45


                              ARTICLE V

                     ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.1.         Voting  . . . . . . . . . . . . . . . . . . . . .       46
Section 5.2.         Standstill  . . . . . . . . . . . . . . . . . . .       47
Section 5.3.         Insurance . . . . . . . . . . . . . . . . . . . .       47


                              ARTICLE VI

                     CONDITIONS PRECEDENT TO OBLIGATION
                     TO ACCEPT AND PAY FOR SHARES

Section 6.1.         No Misrepresentation or Breach of
                        Covenants and Warranties . . . . . . . . . . .       48
Section 6.2.         No Material Adverse Effect  . . . . . . . . . . .       48
Section 6.3.         Opinion of Counsel for WAL, Whitlenge
                        and the Shareholders . . . . . . . . . . . . .       48
Section 6.4.         No Injunctions or Restraints  . . . . . . . . . .       49
Section 6.5.         Necessary Governmental Approvals  . . . . . . . .       49
Section 6.6.         Necessary Consents  . . . . . . . . . . . . . . .       49
Section 6.7.         Extension of Service Contracts  . . . . . . . . .       49
Section 6.8.         Noncompetition Agreements . . . . . . . . . . . .       49
Section 6.9.         Registration Rights Agreement . . . . . . . . . .       49
Section 6.10.        Shareholder Action  . . . . . . . . . . . . . . .       49
Section 6.11.        Stock Exchange Listings . . . . . . . . . . . . .       50
Section 6.12.        Registration Statement Effective  . . . . . . . .       50
Section 6.13.        Securities Laws . . . . . . . . . . . . . . . . .       50
Section 6.14.        Financing . . . . . . . . . . . . . . . . . . . .       50
Section 6.15.        Comfort Letters . . . . . . . . . . . . . . . . .       50
Section 6.16.        Glenco Holdings . . . . . . . . . . . . . . . . .       50
Section 6.17.        Merger Agreement  . . . . . . . . . . . . . . . .       50
Section 6.18.        Average Scotsman Common Stock Closing
                        Price  . . . . . . . . . . . . . . . . . . . .       50
Section 6.19.        Resignations of Directors . . . . . . . . . . . .       51
Section 6.20.        Termination of Management and
                        Shareholders' Agreement  . . . . . . . . . . .       51
Section 6.21.        WAL Preferred Shares  . . . . . . . . . . . . . .       51

                                                                          Page

                                  ARTICLE VII

                            CONDITIONS PRECEDENT TO RIGHT TO ACCEPT
                                      AND PAY FOR SHARES

Section 7.1.       No Misrepresentation or Breach of
                      Covenants and Warranties . . . . . . . . . . .        52
Section 7.2.       No Material Adverse Effect  . . . . . . . . . . .        52
Section 7.3.       No Injunctions or Restraints  . . . . . . . . . .        52
Section 7.4.       Opinions of Counsel for Scotsman  . . . . . . . .        52
Section 7.5.       Necessary Governmental Approvals  . . . . . . . .        53
Section 7.6.       Registration Rights Agreement . . . . . . . . . .        53
Section 7.7.       Shareholder Action  . . . . . . . . . . . . . . .        53
Section 7.8.       Stock Exchange Listing  . . . . . . . . . . . . .        53
Section 7.9.       Registration Statement Effective  . . . . . . . .        53
Section 7.10.      Securities Laws . . . . . . . . . . . . . . . . .        53
Section 7.11.      Financing . . . . . . . . . . . . . . . . . . . .        53
Section 7.12.      Glenco Holdings . . . . . . . . . . . . . . . . .        54
Section 7.13.      Merger Agreement  . . . . . . . . . . . . . . . .        54
Section 7.14.      Average Scotsman Common Stock Closing
                      Price  . . . . . . . . . . . . . . . . . . . .        54
Section 7.15.      Necessary Consents  . . . . . . . . . . . . . . .        54
Section 7.16.      Comfort Letters . . . . . . . . . . . . . . . . .        54


                           ARTICLE VIII

                    INDEMNIFICATION; SURVIVAL

Section 8.1.       Indemnification by the Shareholders . . . . . . .        54
Section 8.2.       Indemnification by Scotsman . . . . . . . . . . .        55
Section 8.3.       Notice of Claims  . . . . . . . . . . . . . . . .        56
Section 8.4.       Third Party Claims  . . . . . . . . . . . . . . .        59
Section 8.5.       Exclusive Remedy  . . . . . . . . . . . . . . . .        60
Section 8.6.       Survival of Obligations . . . . . . . . . . . . .        60
Section 8.7.       Update of the Representations and
                      Warranties . . . . . . . . . . . . . . . . . .        61


                            ARTICLE IX

                           TERMINATION

Section 9.1.       Termination . . . . . . . . . . . . . . . . . . .        61


                            ARTICLE X

                         OTHER PROVISIONS

Section 10.1.      Confidential Nature of Information  . . . . . . .        62
Section 10.2.      Fees and Expenses . . . . . . . . . . . . . . . .        62

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                                                                            Page

Section 10.3.       Notices . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.4.       Definitions . . . . . . . . . . . . . . . . . . . . .    68
Section 10.5.       Partial Invalidity  . . . . . . . . . . . . . . . . .    69
Section 10.6.       Successors and Assigns  . . . . . . . . . . . . . . .    69
Section 10.7.       Execution in Counterparts . . . . . . . . . . . . . .    69
Section 10.8.       Titles and Headings . . . . . . . . . . . . . . . . .    69
Section 10.9.       Schedules and Exhibits  . . . . . . . . . . . . . . .    69
Section 10.10.      Entire Agreement; Amendments and Waivers;
                       Assignment . . . . . . . . . . . . . . . . . . . .    69
Section 10.11.      Governing Law . . . . . . . . . . . . . . . . . . . .    70
Section 10.12.      No Third-Party Beneficiaries  . . . . . . . . . . . .    71

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                    EXHIBITS TO SHARE ACQUISITION AGREEMENT

Exhibit I-A               Form of Opinion of Wragge and Co.

Exhibit I-B               Form of Opinion of Debevoise & Plimpton

Exhibit I-C               Form of Opinions of Counsel for Certain Shareholders

Exhibit II                Form of Noncompetition Agreement

Exhibit III-A             Form of Opinion of Sidley & Austin

Exhibit III-B             Form of Opinion of Schiff, Hardin & Waite

Exhibit III-C             Form of Opinion of Ashurst Morris Crisp

                          SHARE ACQUISITION AGREEMENT


                 SHARE ACQUISITION AGREEMENT, dated as of January 11, 1994 (this "Agreement"), among Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England and a wholly-owned subsidiary of WAL ("Whitlenge"), Onex Corporation, an Ontario corporation ("Onex"), Onex U.S. Investments, Inc., an Ontario corporation and a wholly-owned, indirect, subsidiary of Onex ("Onex Investments"), EJJM, an Ohio limited partnership ("EJJM"), Matthew O. Diggs, Jr. ("Diggs"), Timothy C. Collins ("Collins"), Graham F. Cook ("Cook"), Christopher R.L. Wheeler ("Wheeler"), Michael de St. Paer ("de St. Paer") and John Rushton ("Rushton") (Onex Investments, EJJM, Collins, Cook, Wheeler, de St. Paer and Rushton are each referred to individually as a "Record Shareholder" and collectively as the "Record Shareholders" and Onex, Diggs and the Record Shareholders are each referred to individually as a "Shareholder" and collectively as the "Shareholders"). Unless otherwise indicated, (i) capitalized terms used herein are used as defined in Section 10.4 hereof, (ii) all references in Article II to a Schedule and all references to Schedules 8.1 and 10.4 shall be deemed to refer to the Schedules to a disclosure letter dated the date hereof delivered by the Shareholders to Scotsman and relating to this Agreement, and (iii) all references in Article III to a Schedule and all references to Schedule 4.5 shall be deemed to refer to the Schedules to a disclosure letter dated the date hereof delivered by Scotsman to WAL, Whitlenge and the Shareholders and relating to this Agreement.



                             W I T N E S S E T H :

                 WHEREAS, Whitlenge, the capital stock of which constitutes the primary asset of WAL, designs, manufactures and sells beverage dispensing equipment and other food service equipment (hereinafter generally referred to as the "Whitlenge Business");

                 WHEREAS, the Record Shareholders, together with John S. Nicholls ("Nicholls") and Richard J. Breed ("Breed"), are the owners of all the issued ordinary shares of capital stock of WAL and will receive substantial benefit from the transactions contemplated hereby;

                 WHEREAS, the Board of Directors of Scotsman has approved the acquisition of all of the issued shares of capital stock of WAL by Scotsman or a wholly-owned subsidiary of Scotsman pursuant to a tender offer by Scotsman or such subsidiary on the terms set forth herein;

                 WHEREAS, pursuant to a separate Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), Scotsman Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Scotsman ("Sub"), will merge (the "Merger") into DFC Holding Corporation, a Delaware corporation and an affiliate of WAL ("Holding"); and

                 WHEREAS, Scotsman, WAL, Whitlenge and the Shareholders desire to make certain representations, warranties and agreements in connection with such tender offer and also to prescribe various conditions thereto;

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                        THE OFFER; ISSUANCE OF SCOTSMAN
                            CONTINGENT COMMON SHARES

                 Section 1.1. The Offer. Subject to the provisions of this Agreement, as promptly as practicable following the effectiveness of the Registration Statement (as defined in Section 4.1), Scotsman shall, or shall cause one of its wholly-owned subsidiaries (the "Tender Subsidiary") to, make a tender offer (the "Offer") to purchase all the issued WAL Ordinary Shares (as defined in Section 2.3(a)) at a cash price (in U.S. dollars) per share equal to the respective Pro Rata Share (as hereinafter defined) of the respective Cash Amount (as hereinafter defined), upon the terms and subject to the conditions of this Agreement. In addition, as provided in Section 1.2, each seller may be entitled to receive in the future shares of Scotsman Earnout Shares (as hereinafter defined) in respect of the WAL Ordinary Shares so purchased. At the request of the Stockholder Representative on or prior to the fifth business day prior to the commencement of the Offer, Scotsman or the Tender Subsidiary, as the case may be, will also make a tender offer to purchase all the issued WAL Preferred Shares (as defined in Section 2.3(a)) at the respective Cash Amount (as hereinafter defined), upon the terms and subject to the conditions of this Agreement. If so requested, the tender offer for the WAL Preferred Shares shall constitute part of the "Offer." The Offer shall expire at 9:00 a.m. (New York time) on the Effective Date (as defined in the Merger Agreement) or such other time and/or date as may be agreed upon between Scotsman and WAL (such time and date of expiration being referred to herein as the "Expiration Time" and "Expiration Date", respectively). The obligation of Scotsman or the Tender Subsidiary, as the case may be, to accept for payment, and pay for, any WAL Ordinary Shares (and, if so requested, any WAL Preferred Shares) tendered pursuant to the Offer shall be subject only to the satisfaction or waiver of the conditions set forth in Article VI. The right of Scotsman or the Tender Subsidiary, as the case may be, to accept for payment the tendered WAL Ordinary Shares (and, if so requested, any WAL Preferred Shares) shall be subject only to the satisfaction or waiver of the conditions set forth in Article VII. Subject only to such conditions, at the Expiration Time, Scotsman shall, or shall cause the Tender Subsidiary to, pay the cash consideration specified above for all WAL Ordinary Shares (and, if so requested, any WAL Preferred Shares) validly tendered and not withdrawn pursuant to the Offer that Scotsman or the Tender Subsidiary, as the case may be, becomes obligated to purchase pursuant to the Offer. As used herein, the "Cash Amount" shall mean, with respect to each WAL Preferred Share, U.S. $149 per share plus accrued dividends to the Expiration Date; with respect to the WAL "A" Ordinary Shares of (British pound) 1 each, the sum of (i) U.S. $1,866,300, (ii) U.S. $4,950 for each consecutive three month period between September 30, 1993 and the Expiration Date (each, a "Three Month Period") and
(iii) the product obtained by multiplying U.S. $55.00 by the number of calendar days in the period from the day following the end of the latest Three Month Period to the Expiration Date (inclusive) (such calendar days being referred to herein as the "Stub Days"); with respect to the WAL "B" Ordinary Shares of (British pound) 1 each, the sum of (i) U.S. $7,983,585, (ii) U.S. $20,460 for each Three Month Period and (iii) the product obtained by multiplying U.S. $227.34 by the number of Stub Days; and, with respect to the WAL "C" Ordinary Shares of (British pound) 1 each, the sum of (i) U.S. $2,592,115, (ii) U.S. $7,590 for each Three Month Period and (iii) the product obtained by multiplying U.S. $84.33 by the number of Stub Days; provided, however, that if the Stockholder Representative shall not have requested Scotsman or the Tender Subsidiary, as the case may be, to make a tender offer to purchase all the issued WAL Preferred Shares in accordance with this Section 1.1 or if the WAL Preferred Shares shall have been purchased as described in clause (ii) of
Section 6.21, the Cash Amounts with respect to the WAL "A" Ordinary Shares, the WAL "B" Ordinary Shares and the WAL "C" Ordinary Shares shall be adjusted by
(i) increasing such Cash Amounts by U.S. $447,000, $1,847,600 and $685,400, respectively, and (ii) reducing such Cash Amounts by an aggregate amount (the "Reduction Amount") equal to the U.S. dollar equivalent (calculated based upon the applicable exchange rate set forth in The Wall Street Journal for the business day immediately prior to the Expiration Date) of (British pound) 2,000,000 or, in the event of any purchase as described in clause (ii) of
Section 6.21, equal to the price paid by Scotsman or the Tender Subsidiary, as the case may be, for the WAL Preferred Shares (less any accrued dividends paid in respect thereof as part of such price). 15%, 62% and 23% of the Reduction Amount shall be applied to reduce the Cash Amounts with respect to the WAL "A" Ordinary Shares, the WAL "B" Ordinary Shares and the WAL "C" Ordinary Shares, respectively, and such reduction shall be allocated among the sellers of the WAL Ordinary Shares in accordance with their respective Pro Rata Share. For purposes of the foregoing and Section 1.2, any amount paid with respect to a class of WAL Ordinary Shares shall be allocated among the sellers of such class of shares pro rata in accordance with the respective amounts of shares of such class held by such sellers immediately prior to the Expiration Time (their "Pro Rata Share"). The respective Cash Amounts shall be paid at the Expiration Time by wire transfer of immediately available funds in U.S. dollars to the account or accounts designated in a notice to Scotsman or the Tender Subsidiary, as the case may be, by each seller of WAL Ordinary Shares and/or WAL Preferred Shares tendered under this Section 1.1.

                 Section 1.2. Issuance of Scotsman Earnout Shares. (a) As provided in Section 1.1 and this Section 1.2, Scotsman Earnout Shares may be issued in respect of the WAL Ordinary Shares purchased by Scotsman or the Tender Subsidiary, as the case may be, pursuant to the Offer.

                 (b) Promptly (but not later than 30 days) after the determination of EBITDA (as defined in the Merger Agreement) pursuant to
Section 2.3 of the Merger Agreement that is final and binding as set forth therein, subject to Sections 1.4 and 1.5, Scotsman shall, or shall cause the Tender Subsidiary to, issue and deliver, in respect of the WAL Ordinary Shares purchased pursuant to the Offer, the number of shares of common stock, $.10 par value, of Scotsman ("Scotsman Common Stock"), together with associated common stock purchase rights (the "Common Stock Purchase Rights") issued pursuant to the Rights Agreement, dated as of April 14, 1989, as amended (the "Rights Agreement"), between Scotsman and Harris Trust & Savings Bank, if any, determined as follows (such shares being referred to herein as the "Scotsman Earnout Shares"):

                          (i) If EBITDA is less than U.S. $17,000,000, neither Scotsman nor the Tender Subsidiary will deliver or will owe to the sellers of such WAL Ordinary Shares (or any other person) under
         Section 1.1 any shares of Scotsman Common Stock (or associated Common Stock Purchase Rights);

                 (ii) If EBITDA is equal to or greater than U.S. $17,000,000 and less than U.S. $17,500,000, Scotsman shall, or shall cause the Tender Subsidiary to, deliver to the sellers of WAL Ordinary Shares pursuant to Section 1.1 their respective portions, as described below, of a number of shares of Scotsman Common Stock (together with associated Common Stock Purchase Rights) equal to the amount obtained by multiplying (A) 146,740 by (B) the quotient obtained by dividing
         (1) the excess of EBITDA over U.S. $17,000,000 by (2) U.S.  $500,000;
         or

                 (iii) If EBITDA is equal to or greater than U.S. $17,500,000, Scotsman shall, or shall cause the Tender Subsidiary to, deliver to the sellers of WAL Ordinary Shares pursuant to Section 1.1 their respective portions, as described below, of 146,740 shares of Scotsman Common Stock (together with associated Common Stock Purchase Rights).

The sellers of WAL "A" Ordinary Shares, WAL "B" Ordinary Shares and WAL "C" Ordinary Shares shall be entitled to receive an aggregate of 15%, 62% and 23%, respectively, of the Scotsman Earnout Shares, in each case to be allocated among the sellers of each such class of shares in accordance with their respective Pro Rata Shares. Scotsman will reserve and keep available 146,740 shares of Scotsman Common Stock (or such other number of shares resulting from adjustments pursuant to Section 1.5), from the Expiration Date through the date on which the Scotsman Earnout Shares, if any, are issued or are finally determined not to be issuable, solely for issuance and delivery of the Scotsman Earnout Shares.

                 (c) The rights of the sellers of WAL Ordinary Shares referred to in Section 1.1 to any payments of Scotsman Earnout Shares shall not be subject to set-off or counterclaim to satisfy the Shareholders' indemnification obligations under Section 8.1 or with respect to any other liability or obligation (whether under this Agreement or otherwise) and shall not depend in any way or otherwise be contingent upon the performance of any agreement or continued employment or the provision of personal services.

                 Section 1.3. Dividends and Distributions. In the event any dividend or other distribution is paid in respect of Scotsman Common Stock to holders of record on or after the date of final determination of EBITDA pursuant to Section 2.3 of the Merger Agreement and prior to the date of issuance of the Scotsman Earnout Shares, if any, pursuant to Section 1.2(b), Scotsman shall pay or cause to be paid on the date of such issuance to or at the direction of the person to whom the certificate for such Scotsman Earnout Shares is mailed pursuant to Section 1.6(b) the amount of such dividends or distributions in respect of the number of whole Scotsman Earnout Shares represented by the certificate so issued.

                 Section 1.4. Fractional Shares. No certificates for fractions of shares of Scotsman Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issued pursuant to
Section 1.1 or Section 1.2. If the number of Scotsman Earnout Shares issuable to a person at any time results in a fractional share of Scotsman Common Stock or interest therein, such person shall, in lieu thereof, be paid cash (in U.S. dollars) in an amount equal to the value of such fractional share or interest based on the Closing Price (as defined in the Merger Agreement) of Scotsman Common Stock on the last business day prior to the issuance of the Scotsman Earnout Shares. Any person otherwise entitled to a fractional share or interest shall not be entitled by reason thereof to any voting, dividend or other rights as a stockholder of Scotsman.

                 Section 1.5. Changes in Scotsman Common Stock. In the event that Scotsman Earnout Shares become issuable pursuant to Sections 1.1 and 1.2 and, between the date hereof and such issuance, (i) there has occurred any conversion, change, exchange or reclassification of the Scotsman Common Stock into another security or form of property pursuant to any merger, consolidation, acquisition of business and assets, reorganization or recapitalization or there has occurred any reclassification under other circumstances or any stock split, stock dividend or similar change in respect of the Scotsman Common Stock, or (ii) Scotsman shall have distributed cash to all holders of Scotsman Common Stock in such an amount and manner that the conversion rate applicable to the Scotsman Convertible Preferred Stock (as defined in the Merger Agreement) is adjusted in respect thereof pursuant to Section 6(f)(iv) of the Certificate of Designation applicable thereto, then appropriate adjustment shall be made in the number of shares of Scotsman Common Stock and/or kind of securities issued as Scotsman Earnout Shares in order to provide holders of WAL Ordinary Shares with, in the case of clause (i), the same number of shares of Scotsman Common Stock and/or such securities that they would have received after such conversion, change, exchange, reclassification, stock split, stock dividend or similar change if the issuance of the Scotsman Earnout Shares had occurred immediately prior to such conversion, change, exchange, reclassification, stock split, stock dividend or similar change or, in the case of clause (ii), a number of shares of Scotsman Common Stock reflecting the adjustment factor specified in such
Section 6(f)(iv) (and all references herein to the "Scotsman Earnout Shares" shall refer to such adjusted number and/or kind of securities).

                 Section 1.6. Non-assignability; Succession; Delivery of Certificates. (a) The right to receive Scotsman Earnout Shares, if any, shall not be assignable or transferable except by operation of law.

                 (b) A certificate for any Scotsman Earnout Shares which becomes issuable shall be mailed, in accordance with the customary practice of Scotsman or its transfer agent, to the Record Shareholder, their respective successors by operation of law, or the Permitted Transferee (as defined in Section 5.1), to whom the Scotsman Earnout Shares represented thereby are being issued, to such person's address specified or determined in accordance with
Section 10.3, or in the name of such successor or Permitted Transferee, as shall be furnished in writing to Scotsman by the Record Shareholder, their respective duly appointed personal representatives or successors or such Permitted Transferee. Scotsman may require proper evidence of succession or transfer and, in any event, shall be fully protected in issuing, registering and mailing certificates for Scotsman Earnout Shares to and registered in the name of such person to such address.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

                 As an inducement to Scotsman to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders jointly and severally (except as otherwise provided below and subject to Article VIII) represent and warrant to Scotsman and agree as follows:

                 Section 2.1. Corporate Status. Each of WAL and Whitlenge is a private company limited by shares duly organized, validly existing and duly registered under the laws of England (Numbers 2669979 and 1271570, respectively), with full power and authority under its memorandum and articles of association, as amended and in effect on the date hereof, to carry on its business as now conducted by it and to own or lease and to operate the assets used therein as and in the places where its business is now conducted and such assets are now owned, leased or operated. Whitlenge Drink Equipment, N.V. ("WB") is a corporation duly incorporated and validly existing under the laws of Belgium, with full power and authority under its constitutive documents, as amended and in effect on the date hereof, to carry on its businesses as now conducted and to own or lease and to operate the assets used therein as and in the places where the business of WB is now conducted and such assets are now owned, leased or operated. WAL, Whitlenge and WB have delivered to Scotsman complete and correct copies of the memorandum and articles of association of each of WAL and Whitlenge and the constitutive documents of WB, each as amended and in effect on the date hereof.

                 Section 2.2. Subsidiaries and Investments. (a) Except as set forth in Schedule 2.2, WAL's sole asset is 406,500,000 Whitlenge Ordinary Shares (as hereinafter defined) and 500,000 Whitlenge Deferred Shares (as hereinafter defined), which constitute all of the issued and outstanding shares of Whitlenge. Except for such shares of Whitlenge and any securities or equity interest it may own indirectly through Whitlenge, WAL does not, directly or indirectly, (i) own, of record or beneficially, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity or (ii) control any corporation, partnership, joint venture or other entity.

                 (b) Except for shares of WB, Whitlenge does not, directly or indirectly, (i) own, of record or beneficially, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity (other than investments in publicly traded securities, cash equivalents and short-term investment grade debt) or (ii) control any corporation, partnership, joint venture or other entity.

                 (c) WB does not, directly or indirectly, (i) own, of record or beneficially, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity (other than investments in publicly traded securities, cash equivalents and short-term investment grade debt) or (ii) control any corporation, partnership, joint venture or other entity.

                 Section 2.3. Capital. (a) The authorized share capital of WAL consists of (i) 150,000 "A" Ordinary Shares of (British pound) 1 each, all of which are issued, (ii) 775,000 "B" Ordinary Shares of (British pound) 1 each, all of which are issued, (iii) 75,000 "C" Ordinary Shares of (British pound) 1 each, all of which are issued, and (iv) 20,000 6% Redeemable Cumulative Preferred Shares of (British pound) 100 each, all of which are issued. All such issued shares are duly authorized, validly issued and fully paid. The record owners of such issued shares as of the date hereof are listed in
Schedule 2.3(a) hereto and a list of the record owners of such issued shares as of the Expiration Date will be provided to Scotsman on the Expiration Date.
Such issued "A" Ordinary Shares, "B" Ordinary Shares and "C" Ordinary Shares are collectively referred to herein as the "WAL Ordinary Shares" and such issued 6% Redeemable Cumulative Preferred Shares are referred to herein as the "WAL Preferred Shares." Except as permitted hereunder or disclosed on Schedule 2.3(a), there are no options, warrants or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, shares of WAL or other equity interests in WAL, whether on conversion of other securities or otherwise. Except as set forth in Schedule 2.3(a), no loan capital in WAL has been created, allotted, issued, acquired, repaid or redeemed or agreed to be created, allotted, issued, acquired, repaid or redeemed by WAL. None of the issued shares of WAL has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in Schedule 2.3(a), there are no shareholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of WAL.

                 (b) Each Shareholder severally represents and warrants as to itself that (i) it (or, in the case of Onex Investments, Onex DHC LLC) is the beneficial owner of the WAL Ordinary Shares listed in Schedule 2.3(b) opposite its name or that it has transferred such shares to a Permitted Transferee or Permitted Transferees and (ii) all such shares are owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 2.3(b). Each Shareholder severally represents and warrants as to itself that, except as a result of the consummation of this Agreement and the transactions contemplated hereby or as set forth in Schedule 2.3(b), neither it nor any of its affiliates or associates owns, beneficially or of record, any shares of Scotsman Common Stock.

                 (c) The authorized share capital of Whitlenge consists of 406,500,000 ordinary shares of 1p each (the "Whitlenge Ordinary
Shares") and 500,000 deferred shares of (British pound) 1 each (the "Whitlenge Deferred Shares"), all of which 406,500,000 Whitlenge Ordinary Shares and 500,000 Whitlenge Deferred Shares are issued. All such shares are duly authorized, validly issued and fully paid. WAL is the record and beneficial owner of all of the issued Whitlenge Ordinary Shares and Whitlenge Deferred Shares, other than one Whitlenge Ordinary Share held by Collins as a nominee for WAL, and there exist no other equity interests in Whitlenge. All such Whitlenge Ordinary Shares and Whitlenge Deferred Shares are so owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 2.3(c). There are no options, warrants or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, shares of Whitlenge or other equity interests in Whitlenge, whether on conversion of other securities or otherwise. No loan capital in WAL has been created, allotted, issued, acquired, repaid or redeemed or agreed to be created, allotted, issued, acquired or redeemed by Whitlenge. None of the issued shares of Whitlenge has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no shareholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of Whitlenge.

                 (d) The authorized share capital, no nominal value, of WB consists of 1,250 shares (the "WB Shares"), all of which are issued and outstanding. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Whitlenge is the record and beneficial owner of all of the issued and outstanding WB Shares, other than one WB Share held by Nicholls as a nominee for Whitlenge, and there exist no other equity interests in WB. All such outstanding WB Shares are so owned free from all liens, claims, encumbrances or other restrictions of any kind, other than liens, claims, encumbrances or other restrictions listed on Schedule 2.3(d). There are no options, warrants, or other rights to acquire, or agreements or commitments to issue, sell, purchase or redeem, shares of WB or other equity interests in WB, whether on conversion of other securities or otherwise. No loan capital in WB has been created, allotted, issued, acquired, repaid or redeemed or agreed to be created, allotted, issued, acquired or redeemed by WB. None of the issued and outstanding shares of WB has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no shareholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of WB.

                 Section 2.4. Authority. (a) WAL and Whitlenge have full corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder.

                 The execution, delivery and performance of this Agreement by WAL and Whitlenge and the performance by WAL and Whitlenge of their obligations hereunder have been duly authorized by all necessary action on the part of WAL and Whitlenge. This Agreement is, and each other agreement or instrument of WAL or Whitlenge contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of WAL or Whitlenge, as the case may be, enforceable against WAL or Whitlenge, as the case may be, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 Neither the execution or delivery of this Agreement by Whitlenge, WAL or any Shareholder, nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by WAL, Whitlenge or any Shareholder, will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the material assets of WAL, Whitlenge or WB, under the memorandum or articles of association of WAL or Whitlenge or the constitutive documents of WB, any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which WAL, Whitlenge or WB is a party or any of their respective material properties is subject or by which any of them is bound or any material statute, other law or regulatory provision affecting any of them, except for such conflicts, breaches, defaults, events, creations and impositions that are set forth in Schedule 2.4(a) or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any governmental authority or regulatory body, by or on behalf of WAL, Whitlenge or WB, except as set forth in Schedule 2.4(a); provided, however, that no representation and warranty is made as to any consent or filing required to be obtained or made in respect of the United Kingdom Office of Fair Trading, Monopolies and Mergers Commission and/or the Commission of the European Community in connection with the transactions contemplated by this Agreement.

                 (b) Each Shareholder that is a corporate entity severally represents and warrants as to itself that it has full corporate power and authority, and each other Shareholder severally represents and warrants as to itself that it has full power and authority, to enter into this Agreement.
Each

Shareholder severally represents and warrants as to itself that neither the execution or delivery of this Agreement by WAL, Whitlenge or such Shareholder, nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by WAL, Whitlenge or such Shareholder, will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon any of the material assets of WAL, Whitlenge or WB, under any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other restriction to which such Shareholder is a party or by which such Shareholder is bound. Each of the Shareholders severally represents and warrants as to itself that this Agreement is, and each other agreement or instrument of such Shareholder contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 Section 2.5. Financial Statements. WAL and Whitlenge have previously provided Scotsman with the consolidated audited balance sheet (the "Balance Sheet") of WAL as of September 30, 1993 (the "Balance Sheet Date") and the related audited consolidated profit and loss account (the "Income Statement") and consolidated cash flow statement for the financial year then ended, together with appropriate notes to such financial statements, certified by Coopers & Lybrand, chartered accountants and registered auditors. Except as disclosed in the notes thereto, the Balance Sheet and Income Statement have been prepared in accordance with the requirements of all relevant statutes and with generally accepted accounting principles and practices in the United Kingdom consistently applied and fairly present in all material respects the consolidated financial position of WAL at the date of such balance sheet and the consolidated results of its operations and changes in its financial position for the periods indicated. Except as set forth in Schedule 2.5, the Income Statement does not contain any material items of special or nonrecurring income except as expressly specified therein. The Balance Sheet and the Income Statement include all adjustments, which consist only of normal recurring accruals, necessary for such fair representation. All costs and expenses incurred in generating the revenues reflected in the Income Statement or otherwise in connection with the Whitlenge Business during the period covered thereby which are required by generally accepted accounting principles in the United Kingdom to be reflected in the Income Statement are so reflected.

                 After the date of incorporation of WAL, each of WAL and Whitlenge has notified the Registrar of Companies that the 30th of September is its accounting reference date pursuant to the Companies Act of 1985 and it has not subsequently notified the Registrar of Companies of any other date.

                 Section 2.6. Operations Since Balance Sheet Date. (a) Except as set forth in Schedule 2.6(a), since the Balance Sheet Date, there has been:
(i) no material adverse change in the assets, liabilities, operations, profits or business or condition, financial or otherwise, of WAL, Whitlenge and WB; and
(ii) no damage, destruction, loss or claim with respect to, whether or not covered by insurance, or condemnation or other taking of, assets having a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole.

                 (b) Except as set forth in Schedule 2.6(b), as contemplated hereby or with the prior written consent of Scotsman after the date hereof, since the Balance Sheet Date, Whitlenge and WB have conducted the Whitlenge Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, except as set forth in
Schedule 2.6(b), as contemplated hereby or with the prior written consent of Scotsman after the date hereof, since the Balance Sheet Date, none of WAL, Whitlenge and WB has: (i) issued, delivered or agreed (actually or contingently) to issue or deliver any of its shares, or granted any option, warrant or right to purchase any of its shares or other equity interest, or security convertible into its shares or other equity interest, or any of its bonds, notes or other securities, or borrowed or agreed to borrow any funds, other than in the ordinary course of business consistent with past practice;
(ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) declared or made, or agreed to declare or make, any payment of dividends or distributions to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares or other equity interest, except in each case as permitted hereunder; (iv) mortgaged, pledged or encumbered any assets other than in the ordinary course of business consistent with past practice; (v) except for assets sold, leased or transferred in the ordinary course of business consistent with past practice, sold, leased or transferred or agreed to sell, lease or transfer any material assets or rights; (vi) cancelled or agreed to cancel any material debts or claims, waived or agreed to waive any rights of material value, or allowed to lapse or failed to keep in force any material franchise, permit or other material right; (vii) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any material contract, agreement or license; (viii) undertaken or committed to capital expenditures exceeding (British pound) 65,000 for any single project or related series of projects; (ix) made any increase in the compensation paid or to become payable to any of WAL's, Whitlenge's or WB's officers or employees except for increases in the normal course of business consistent with past practice and increases required to be made pursuant to the terms of any employment or other agreement or employee benefit plan, policy, arrangement or agreement entered into prior to the Balance Sheet Date; (x) passed any resolution in a general meeting (other than any resolution constituting ordinary business conducted at an annual general meeting); (xi) undergone any material adverse change in its relationship, taken as a whole, with suppliers, customers, distributors and lessors; (xii) made charitable donations in excess of (British pounds) 30,000 in the aggregate;
(xiii) incurred any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or as guarantor or otherwise with respect to obligations of others) material to the business or assets of WAL, Whitlenge and WB, taken as a whole, except in the ordinary course of business consistent with past practice; (xiv) instituted, settled or agreed to settle any litigation, action, or proceeding before any court or governmental body relating to the business or assets of WAL, Whitlenge or WB and involving an amount in excess of (British pounds) 30,000 or otherwise materially affecting WAL, Whitlenge or WB; (xv) entered into, or amended in any material respect, any employment, collective bargaining, deferred compensation, retention, change of control, termination or other material agreement or arrangement for the benefit of employees (whether or not legally binding) or entered into, adopted or amended in any material respect any Plan (as hereinafter defined); (xvi) suffered any strike or other employment related problem which would have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole; (xvii) suffered the loss of any key employees or had any material change in its relations with its employees and agents; (xviii) received any notice of termination of any material contract, lease or other material agreement; (xix) transferred or expressly granted any rights under, or entered into any settlement regarding the breach or infringement of, any material United Kingdom or foreign license, patent, copyright, trademark, trade name, invention or other material intellectual property or modified in any material respect any existing rights with respect thereto; (xx) entered into any transaction of the type described in Section 2.30; (xxi) amended the terms of the Rules of the Whitlenge Drink Equipment Limited Annual Bonus Plan or the Whitlenge Drink Equipment Limited Annual Bonus Plan, as updated (together, the "Bonus Plans") (complete and correct copies of which have been furnished to Scotsman); or
(xxii) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

                 Section 2.7. No Undisclosed Liabilities. Neither WAL, Whitlenge nor WB is subject to any liability which is required in accordance with generally accepted accounting principles in the United Kingdom (in the case of WAL and Whitlenge) and in Belgium (in the case of WB) to be shown on the Balance Sheet but which is not so shown, and to the knowledge of WAL, Whitlenge, WB or any Shareholder, none of WAL, Whitlenge or WB is subject to any material liability, absolute or contingent, which is not shown on the Balance Sheet or which is in excess of amounts shown or reserved for in the Balance Sheet or referred to in the notes thereto, other than, in each case, as disclosed in Schedule 2.7 or liabilities of a similar nature as those set forth in the Balance Sheet and notes thereto and incurred after the Balance Sheet Date in the ordinary course of its business consistent with past practice.

                 Section 2.8. Taxes. (a) All Tax (as hereinafter defined) returns, reports and declarations which are required to be filed prior to the date hereof related to WAL, Whitlenge or WB have been duly filed. All Taxes which are shown thereon to be due and all other Taxes, assessments and other governmental charges imposed by law upon WAL, Whitlenge or WB which have become due and payable as shown therein have been paid, other than those not yet delinquent. The Balance Sheet provides for, and the books and records which show the position at the Expiration Date will provide for, as appropriate, make proper disclosure or note of all liabilities, whether actual, deferred, contingent or disputed, of WAL, Whitlenge and WB, for Taxation at and for the periods described therein. All Taxation for which WAL, Whitlenge or WB is liable as a result of any act, omission or event has, if and insofar as such Taxation or other sums ought to be paid, been so paid. Neither WAL nor Whitlenge nor WB is in dispute with the Inland Revenue, Customs and Excise or any other fiscal authority and neither WAL, Whitlenge, WB nor the Shareholders are aware of any circumstances which may give rise to such a dispute. Neither WAL, Whitlenge nor WB at any time made any repayment to which Section 210 and/or 211 of the Income and Corporation Taxes Act 1988 (bonus issue following or preceding repayment of share capital) applies or issued any share capital as paid up otherwise than by the receipt of new consideration within the meaning of Part VI Income and Corporation Taxes Act 1988 (company distributions, tax credits etc. where appropriate). Since the Balance Sheet Date, neither WAL, Whitlenge nor WB has (i) declared, paid or made any dividend, bonus or other distribution, or (ii) made or received any surrender relating to group relief or the benefit of advance corporation tax. Since the Balance Sheet Date, no payment has been made by WAL, Whitlenge or WB which will not be deductible for corporation tax purposes either in computing the profits of WAL, Whitlenge or WB or in computing the corporation tax chargeable on WAL, Whitlenge or WB. In the Income Statement and Balance Sheet and the books and records which show the position at the Expiration Date, the value attributed to each asset of WAL, Whitlenge and WB as at the date thereof is such, or will be such, that on any disposal thereof for a consideration equal to such value (and disregarding any statutory right to claim any allowance of relief) (i) no liability to corporation tax in respect of any chargeable gain will arise; and (ii) no balancing charge will be made on WAL, Whitlenge or WB. Full particulars of each claim under S.152 or 153 Taxation of Chargeable Gains Act 1992 ("TCGA") (replacement of business assets) made prior to the date hereof to which S. 154 TCGA (new assets which were depreciating assets) applies and which affects any asset which was owned by WAL, Whitlenge or WB on or after March 31, 1992 (except where the held over gain is treated as having accrued prior to September 30, 1993) are set forth in Schedule 2.8. Full details of all assets currently owned by WAL or Whitlenge in relation to which charges to Tax might at any time in the next six years arise under S.179 TCGA (company ceasing to be member of a group) are set forth in Schedule 2.8.

                 (b) All documents which are required to be stamped and which are in the possession of WAL or Whitlenge, or by virtue of which WAL or Whitlenge has any right, have been duly stamped. Since September 30, 1993, neither WAL nor Whitlenge has incurred any liability to stamp duty reserve tax.

                 (c) None of WAL, Whitlenge or WB has ever had any income effectively connected with the conduct of a trade or business within the United States (within the meaning of section 882 of the United States Internal Revenue Code of 1986, as amended (the "Code") or, to the knowledge of the Shareholders, any income from sources within the United States (within the meaning of section 881 of the Code).

                 (d) Each of WAL, Whitlenge or WB has not in the six years preceding the date of this Agreement been a party to any transaction in respect of which WAL, Whitlenge or WB, its officers, directors or advisers considered that there was a risk that they could be liable to Taxation under provisions of
Part XVII of Income and Corporation Taxes Act 1988 (Anti-Avoidance) or as a result of the principles enunciated by the House of Lords in the United Kingdom in Furniss v. Dawson 55 TC 324 and concluded that such risk was too remote to make provision therefore in the relevant accounts of WAL, Whitlenge or WB.

                 (e) WAL and Whitlenge are members of a "group of companies" for the purpose of Section 29 Value Added Tax Act 1983. Schedule 2.8 sets out full details of all assets currently owned by each of WAL and Whitlenge (collectively the "Group Companies" and each a "Group Company") in relation to which charges to Tax might at any time in the six years from the date of this Agreement arise under S.179 TCGA. Schedule 2.8 sets out full details of the group income election between WAL or Whitlenge under Section 247 Income and Corporation Taxes Act 1988 which remain in force. Except as set forth in
Schedule 2.8, WAL and Whitlenge are a group for purposes of S.170 TCGA and
Section 402 Taxes Act 1988, and, together with WB, are associated for purposes of Section 42 Finance Act 1930. Schedule 2.8 sets out full details of all claims by each Group Company for group relief under Chapter IV of Part X Taxes Act 1988 and for the surrender of advance corporation tax under Section 240 Income and Corporation Taxes Act 1988 for the six years ended September 30,

1992. No event has occurred in consequence of which WAL, Whitlenge or WB may be liable for tax for which some other company or person was primarily liable.

                 (f) Neither WAL, Whitlenge nor WB has, since September 30, 1993, incurred any liability for Taxation other than Taxation arising in the ordinary course of its business.

                 (g) The utilization of any relief shall not be treated as reducing or extinguishing a tax liability in respect of which, were it not for the utilization of such relief, a breach would have occurred of the representations and warranties hereby given.

                 (h) For purposes of this Section 2.8, the following definitions shall apply:

                 (i) "Tax" and "Taxation" mean any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any fine, penalty, surcharge or interest in relation thereto) imposed by a Taxation Authority and whether or not a primary or secondary liability; and

                 (ii) "Taxation Authority" means the Inland Revenue, H.M. Customs and Excise (both in the United Kingdom) and any other local, municipal, governmental, state, federal or other fiscal authority, body or official anywhere in the world.

                 Section 2.9. Condition of Plant, Machinery and Equipment. Each item of plant, machinery and equipment owned or leased by Whitlenge and WB and having a book or fair market value in excess of (British pounds) 30,000 is in good operating condition (subject to reasonable wear and tear and immaterial impairments of value and damage) and generally suitable for the uses for which intended.

                 Section 2.10.  Title to Property.  Except as set forth in
Schedule 2.10, each of Whitlenge and WB has good and, with respect to real property, marketable title to all of the material assets reflected on the Balance Sheet as being owned by it and all of the material assets thereafter acquired by it (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except (i) any Liens arising by law securing obligations not yet overdue and (ii) Liens that do not materially interfere with the present use or value of the applicable asset.

                 Section 2.11. Availability and Ownership of Assets. The assets shown on the Balance Sheet, taken as a whole, include all the material properties and assets owned or used or held by WAL, Whitlenge or WB during the past twelve months and required, in accordance with generally accepted accounting principles, to be reflected on the Balance Sheet (except properties and assets sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, and properties or assets which had become worn out, obsolete or surplus in each case in the ordinary course of business). There are no material assets or properties used in the Whitlenge Business owned by any person other than Whitlenge or WB which are leased or licensed to Whitlenge or WB pursuant to a lease or license that will terminate as a result of the consummation of the Offer and the other transactions contemplated hereby.

                 Section 2.12.  Personal Property Leases.  Set forth in Schedule
2.12 is a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which Whitlenge or WB is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third person having scheduled rental payments in excess of (British pounds) 10,000 per year.

                 Section 2.13. Accounts Receivable; Inventories. To the knowledge of WAL, Whitlenge, WB and the Shareholders, all outstanding accounts receivable of Whitlenge and WB have arisen from bona fide transactions, except to the extent that a reserve in respect thereof shall have been established on the Balance Sheet. Except as set forth in Schedule 2.13, to the knowledge of WAL, Whitlenge, WB and the Shareholders, all (i) the accounts receivable reflected in the Balance Sheet, taken as a whole, are good and collectible in all material respects in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowances for doubtful accounts reflected therein; and (ii) the accounts receivable to be reflected in the books and records of Whitlenge and WB as of the Expiration Date, taken as a whole, will be good and collectible in all material respects in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowances for doubtful accounts reflected thereon, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts reflected in the Balance Sheet. To the knowledge of WAL, Whitlenge, WB and the Shareholders, the inventories of Whitlenge and WB (including raw materials, supplies, work-in-process, finished goods and other materials), taken as a whole, are in merchantable condition in all material respects and are reflected in all material respects in the books and records of WAL, Whitlenge and WB in accordance with generally accepted accounting principles and at the lower of average cost or market value, except in each case for obsolete inventory accounted for in accordance with the applicable policy set forth in the attachment to Schedule 2.3(g) to the Merger Agreement.

                 Section 2.14. Intellectual Property. (a) Schedule 2.14 contains a list of:

                 (i) all material United Kingdom and foreign patents and patent applications and all material United Kingdom and foreign trademarks, trade names and service marks for which registrations have been issued or applied for, and all other material United Kingdom and foreign trademarks, trade names and service marks owned by WAL, Whitlenge or WB or in which WAL, Whitlenge or WB holds any right, license or interest, showing in each case the product, device, process, service, business or publication covered thereby, the registered or other owner, application date and, in the case of such right, license or interest, a brief description thereof;

                 (ii) all material agreements, commitments, contracts, understandings, licenses and assignments relating or pertaining to any asset, property or right described in the preceding clause to which WAL, Whitlenge or WB is a party, showing in each case the parties thereto and, in the case of oral agreements, commitments, contracts, understandings, licenses and assignments, the material terms thereof;

                 (iii) all material licenses or agreements pertaining to know-how, trade secrets, inventions, disclosures or uses of ideas to which WAL, Whitlenge or WB is a party, showing in each case the parties thereto and, in the case of oral licenses or agreements, a brief description of the material terms thereof; and

                 (iv) all registered assumed or fictitious names under which Whitlenge or WB is conducting the Whitlenge Business as of the date hereof.

                 (b) All patents listed in Schedule 2.14 as being owned by WAL, Whitlenge or WB are valid and in full force, all patents listed in
Schedule 2.14 as being used by WAL, Whitlenge or WB are, to the knowledge of WAL, Whitlenge, WB and the Shareholders, valid and in full force and all patent applications of WAL, Whitlenge or WB listed therein are in good standing, all without material challenge of any kind except as otherwise disclosed in
Schedule 2.14, and, except as otherwise disclosed in Schedule 2.14, WAL, Whitlenge or WB owns the entire right, title and interest in and to such patents and patent applications so listed as being owned by WAL, Whitlenge or WB without qualification, limitation, burden or encumbrance of any kind, except for such qualifications, limitations, burdens and encumbrances that would not have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole. All of the registrations for trade names, trademarks and service marks listed in
Schedule 2.14 as being owned by WAL, Whitlenge or WB are valid and in full force, all of the registrations for trade names, trademarks and service marks listed in Schedule 2.14 as being used by WAL, Whitlenge or WB are, to the knowledge of WAL, Whitlenge and WB, valid and in full force and all applications by WAL, Whitlenge or WB for such registrations are pending and in good standing, all without material challenge of any kind except as otherwise disclosed in Schedule 2.14, and, except as otherwise disclosed in
Schedule 2.14, WAL, Whitlenge or WB owns the entire right, title and interest in and to all such trade names, trademarks and service marks so listed as being owned by WAL, Whitlenge or WB as well as the registrations and applications for registration therefor without qualification, limitation, burden or encumbrance of any kind, except for such qualifications, limitations, burdens and encumbrances that would not have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole. Correct and complete copies of all the patents and published patent applications, registered trademarks, published trade names and service marks and registrations or applications therefor and licenses listed in
Schedule 2.14 have heretofore been delivered by WAL, Whitlenge or WB to Scotsman.

                 (c) Except as disclosed in Schedule 2.14, WAL, Whitlenge or WB owns or has the right to use during the protected life thereof (including any extension) all material patents, trademarks, service marks, published trade names and other material intellectual property used in conducting the Whitlenge Business. No infringement of any patent, patent right, trademark, service mark, trade name, or copyright or registration thereof has occurred or results in any way from the operations or business of WAL, Whitlenge or WB, except for such infringements that would not have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole. No claim or (to the knowledge of WAL, Whitlenge, WB or any Shareholder) threat of any such infringement has been made in respect of any of the foregoing, no claim of invalidity of any patent described in Schedule 2.14 has been made, and no proceedings are pending or, to the knowledge of WAL, Whitlenge and WB or any Shareholder, threatened against WAL, Whitlenge or WB which challenge the validity or ownership of any material patent, published trademark, trade name or service mark or the ownership of any other right or property described in Schedule 2.14, or any copyright of WAL, Whitlenge or WB, and, except as set forth in Schedule 2.14, none of WAL, Whitlenge, WB or the Shareholders knows of the infringing use of any of the same by any other person, except for such claims, proceedings and infringing uses that would not have a Material Adverse Effect on WAL, Whitlenge and WB taken as whole. None of WAL, Whitlenge, WB or the Shareholders has had notice of, or knowledge of, any claim against WAL, Whitlenge or WB that a material portion of the operations, activities, products, equipment, machinery or processes of the Whitlenge Business materially infringes the patents, trademarks, service marks, published trade names or other intellectual property rights of any other person.

                 Section 2.15. Owned Real Property. None of WAL, Whitlenge or WB owns any real property and is not bound by any contract or agreement for the purchase or sale of any real property.

                 Section 2.16. Leased Real Property. Schedule 2.16 sets forth a list and brief description of each lease or similar agreement together with associated documentation (showing, without prejudice to the generality of the foregoing, the parties thereto, annual rental, expiration date, and the location of the real property covered by such lease or other agreement) under which (i) Whitlenge or WB is lessee of, or holds or operates any real property owned by a third person or (ii) to the knowledge of WAL, Whitlenge, WB and the Shareholders, Whitlenge or WB has been lessee of, or has held or operated, any real property owned by any third person and is as of the date hereof, or will be as of the Expiration Date, subject to any actual or contingent liability (other than any liability in respect of a matter referred to in Section 2.29) in respect thereof (the real property described in clauses (i) and (ii) above being collectively referred to herein as the "Leased Real Property"). Except as set forth in Schedule 2.16, Whitlenge or WB has the right to quiet enjoyment of all the Leased Real Property described in clause (i) of the immediately preceding sentence for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of WAL, Whitlenge or WB in such Leased Real Property is not subject or subordinate to any encumbrance that has or will have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole. Complete and correct copies of any title opinions, surveys and appraisals in WAL's, Whitlenge's or WB's possession or any policies of title insurance currently in force and in the possession of WAL, Whitlenge or WB with respect to the Leased Real Property heretofore been delivered by WAL, Whitlenge or WB to Scotsman.

                 Section 2.17.  Obligations; Litigation.  Except as set forth in
Schedule 2.17, WAL, Whitlenge and WB have performed all obligations required to be performed by them to date, and are not in default, under any agreement, lease or other document to which any of them is a party, or under any law or order of any court or governmental agency, except for such failures to perform or defaults that would not have a Material Adverse Effect on WAL, Whitlenge and WB taken as whole. Except as set forth in Schedule 2.17, there are no claims, actions, suits or proceedings to which WAL, Whitlenge or WB is a party or any of their respective properties is subject or by which any of them is bound, pending or, to the knowledge of WAL, Whitlenge, WB or any Shareholder, threatened before or by any court or governmental agency, which is reasonably expected to have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole or prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 2.18. Product Warranties. Schedule 2.18 contains a list and description of each express warranty given or offered by Whitlenge or WB prior to the date hereof covering any class or group of products sold or distributed by Whitlenge or WB and other express warranties covering any material product sold or distributed by Whitlenge or WB, in each case which warranty is in effect on the date hereof or will be in effect on the Expiration Date. No reserve for liabilities with respect to warranty claims is contained in the Balance Sheet and generally accepted accounting principles in the United Kingdom do not require that a reserve for such liabilities be contained in the Balance Sheet of Whitlenge or WB.

                 Section 2.19. Compliance with Laws. WAL, Whitlenge and WB are in compliance with the provisions of all applicable government laws and regulations (domestic and foreign), including but not limited to all Applicable Laws (as defined in Section 2.29(a)), except to the extent that the failure to comply therewith would not have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole. To the knowledge of WAL, Whitlenge, WB and each Shareholder, there are no proposed orders, judgments, decrees, governmental takings, condemnations or other proceedings, in each case binding upon the business, operations or properties of WAL, Whitlenge or WB and which would have a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole.

                 Section 2.20. Permits. Each of WAL, Whitlenge and WB possesses all material governmental franchises, permits, licenses, certificates, variances, approvals and other material authorizations necessary to own or lease and operate its material properties and to conduct its business as now conducted (hereinafter collectively called the "Permits"), including but not limited to environmental Permits. All Permits are set forth in Schedule 2.20, except for such Permits which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture.

                 Except as disclosed in Schedule 2.20, all Permits are in full force and effect and no consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other party will be required to be obtained or made by WAL, Whitlenge or WB in respect of any Permit as a result of the consummation of the transactions contemplated by this Agreement. None of WAL, Whitlenge or WB is in default in any material respect under the terms of any such Permit and has not received notice of any material default thereunder.

                 Section 2.21. Insurance. WAL, Whitlenge and WB maintain policies (or are covered by policies maintained by Onex and its affiliates on behalf of WAL, Whitlenge and WB or their properties, assets, operations or business) of fire and casualty, liability (general, product and other liability), workers' compensation and other forms of insurance and bonds with those insurers listed on Schedule 2.21 in such amounts and against such risks and losses as are usually insured against in the same general areas by companies engaged in the same or similar business. Schedule 2.21 contains a list and brief description (including type of coverage, limits, deductibles, carriers and effective and termination dates) of all policies of insurance maintained by WAL, Whitlenge or WB (or maintained on behalf of WAL, Whitlenge or WB or their properties, assets, operations or business) since April 1, 1992, up to and including the Expiration Date. Each of WAL, Whitlenge and WB is a named insured or is otherwise covered under each such policy, and each such policy is in full force and effect and (without limiting the obligations under Section 5.3) will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

                 WAL, Whitlenge and WB have made available to Scotsman complete and correct copies of all policies listed on Schedule 2.21, together with all riders and amendments thereto, and, to the knowledge of WAL, Whitlenge, WB and the Shareholders, no insurer under such policies has a basis to void such policies on grounds of non-disclosure on the part of the policyholder or the insured thereunder.

                 Schedule 2.21 hereto includes a list of (i) each product liability claim submitted under any such policy (whether or not relating to the Whitlenge Business) since April 1, 1992 and (ii) with respect to each other claim since April 1, 1992 under such policy, a list of the aggregate amounts of such claims by class of such claims. Except for such claims, the full policy limits (subject to deductibles provided therein) are available and unimpaired under each such policy. Each of WAL, Whitlenge, and their respective affiliates has complied with each such policy in all material respects and has not failed to give any notice or present any claim thereunder in a due and timely manner.

                 The liability and excess liability insurance policies listed on Schedule 2.21 provide product liability coverage for WAL, Whitlenge and WB on an occurrence basis, cover all claims for injuries which have occurred or may occur on or prior to the Expiration Date and will cover payment of any adverse judgment rendered against WAL, Whitlenge or WB in any claim arising out of a product liability occurrence occurring on or prior to the Expiration Date.

                 Except as set forth on Schedule 2.21, to the knowledge of WAL, Whitlenge, WB and the Shareholders, no person has alleged that any product manufactured in or sold by the Whitlenge Business has caused a fire.

                 Section 2.22. The Plans. (a) Schedule 2.22 sets forth a list of each Plan (as hereinafter defined) and WAL, Whitlenge or WB has delivered to Scotsman complete and correct copies of all Plans or a written description of any Plan which is not in writing. Except for the Whitlenge Drink Equipment Limited Retirement Benefit Scheme (the "Scheme") and except as set forth in
Schedule 2.22, there is not in operation and no proposal has been announced to establish, any agreement, arrangement, custom or practice (whether legally enforceable or not and whether or not approved) for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any employee. Except as set forth in Schedule 2.22, each of WAL, Whitlenge and WB has performed all obligations required to be performed by it under the Plans and each Plan has been maintained, operated and administered in all material respects in accordance with applicable law. There are no material pending or, to the knowledge of WAL, Whitlenge, WB and each Shareholder, threatened claims by or on behalf of any employee involving any such Plan (other than routine claims for benefits). No employee is or may become entitled to post-employment benefits of any kind by reason of employment in WAL, Whitlenge, WB or in connection with the operation of the business of WAL, Whitlenge or WB, including, without limitation, death or medical benefits (whether or not insured), other than deferred compensation but only to the extent such deferred compensation remains the sole liability and obligation of the Shareholders from and after the Expiration Date or the liability with respect to such deferred compensation is adequately reflected on the books and records of WAL, Whitlenge and WB. Except as set forth in Schedule 2.22, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee. The books and records of WAL, Whitlenge and WB will properly and adequately reflect any and all liabilities and obligations of WAL, Whitlenge and WB relating to any period ending on or prior to January 31, 1993 to or in respect of the employees or the Plans for (i) unpaid compensation, salaries, wages, accrued vacation and sick pay and other payroll items (including, without limitation, bonus, incentive and deferred compensation) and
(ii) unpaid contributions, costs, pension premiums and expenses to or in respect of any Plan. For purposes of this Section 2.22, "Approved" means approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV of the Taxes Act 1988 and references to "Approval" shall be construed accordingly.

                 (b) WAL, Whitlenge, WB and the Shareholders have provided Scotsman with (i) copies of all agreements, deeds and rules governing or relating to the Scheme; (ii) copies of the explanatory literature issued to employees who are or may become members of the Scheme; (iii) copies of any announcement issued to any employees who are members of the Scheme in respect of benefit improvements or other amendments not yet incorporated into the documentation of the Scheme; (iv) a copy of the report of the most recent actuarial valuation or funding review of the Scheme which has been received (in final form) before the date of this Agreement, together with copies of any written supplementary actuarial advice relating to the funding of the Scheme;
(v) copies of all policies effected with and agreements with any insurance company for the purposes of the Scheme; (vi) if the trustees or managers of the Scheme are required by the Occupational Pension Schemes (Disclosure of Information) Regulations 1986 to obtain audited accounts, a copy of the latest available audited accounts of the Scheme; (vii) particulars of the assets of the Scheme by reference to the categories listed in Schedule 3 to the Occupational Pension Schemes (Disclosure of Information) Regulations 1986 including particulars of any self investment (as defined in those Regulations) and of any investment in which more than five percent of the total value of the net assets of the Scheme is invested; and (viii) a list of the Scheme's active members, pensioners and deferred pensioners with all particulars of them relevant to their membership of the Scheme and necessary to establish their entitlement to benefits.

                 (c) Except as disclosed in Schedule 2.22, no discretion or power has been exercised under the Scheme in respect of any individual to augment benefits; to admit to membership any individual who would not otherwise have been eligible for admission to membership; to provide a benefit which would not otherwise be provided; to pay a contribution which would not otherwise have been paid; or in the three years ending on the date of this Agreement, to pay a transfer value or make a transfer of assets to another scheme the amount or value of which was greater than the cash equivalent to which such individual acquired a right under Part II of Schedule 1A to the Social Security Pensions Act 1975. All benefits (other than refunds of contributions) payable under the Scheme on the death of a member of the Scheme or during periods of sickness or disability of the member are at the date of this Agreement fully insured under a policy effected with an insurance company of good repute and each member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid. No payment or repayment of any of the assets of the Scheme has been made to WAL, Whitlenge, WB or to any other employer participating in the Scheme since the date of the most recent actuarial valuation or funding review disclosed to Scotsman. There are no liens over any of the assets of the Scheme. The Scheme is wholly invested in insurance policies or contracts issued by Standard Life Assurance Company, and no loans have been made out of the assets of the Scheme which are, at the date of this Agreement, outstanding to WAL, Whitlenge, WB any Shareholder or any of their affiliates. There has been no breach of the trusts of the Scheme and there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of the Scheme or against WAL, Whitlenge, WB, any Shareholder or any of their affiliates. All information supplied for the purpose of the most recent actuarial valuation or funding review of the Scheme was true, complete and accurate in all material respects.

                 (d) There is not at the date of this Agreement any contribution to the Scheme which has fallen due but is unpaid. Since the date of the most recent actuarial valuation or funding review disclosed to Scotsman, contributions made to the Scheme have been at a rate or rates not lower than that or those recommended in the report of the said actuarial valuation or funding review.

                 (e) The Scheme is Approved and none of the WAL, Whitlenge, WB or the Shareholders has knowledge of any circumstances which might give the Board of Inland Revenue in the United Kingdom reason to withdraw Approval of the Scheme. The Scheme is a contracted-out scheme for the purposes of the Social Security Pensions Act 1975 and has been administered in accordance with the contracting-out requirements of Part III of that Act. WAL, Whitlenge or WB holds or is named in a current contracting-out certificate issued in relation to the Scheme. Except as set forth in Schedule 2.22, the Scheme has been designed to comply with and has been administered in accordance with all applicable laws including, without limitation, all relevant statutes and subordinate legislation of the Parliament of the United Kingdom and all relevant provisions of the law of the European Communities, and subject to all applicable laws in accordance with the trusts, powers and provisions of the Scheme.

                 (f) None of WAL, Whitlenge or WB has in existence nor is proposing to introduce any share incentive plan, share option plan or profit sharing, bonus or other incentive plan for all or any of its Employees.

                 (g) For purposes of the Section 2.22, the following definitions shall apply:

                 (i) "Employee" means each individual who is, was or has formerly been employed by or served as director to WAL, Whitlenge, WB or any of their respective predecessors, and the beneficiaries and dependents of each such individual; and

                 (ii) "Plan" means each pension, retirement, profit sharing, stock bonus, deferred or incentive compensation, medical, hospitalization, dental, vision or other health, life insurance, disability, accident insurance, severance, termination plan, policy, agreement or arrangement, each bonus, incentive, employment, change of control, retention, stock option, restricted stock or other equity-based compensation or benefit plan, policy, agreement or arrangement and each material payroll practice, in any case whether written or unwritten, that provides or may provide benefits or compensation in respect of any Employee or under which any Employee is or may become eligible to participate and that is or has been entered into, maintained or established by Onex, WAL, Whitlenge, WB or any of their affiliates or to which Onex, WAL, Whitlenge, WB or any of their affiliates or to which Onex, WAL, Whitlenge,

         WB or any of their affiliates contributes or is or has been obligated to contribute.

                 Section 2.23.  Employees and Agents and Related Agreements.
(a) Except as set forth in Schedules 2.23(a) or 2.30, none of WAL, Whitlenge or WB is a party to or bound by any oral or written contract of service, consulting agreement (other than contracts of service or consulting agreements under which WAL's, Whitlenge's, or WB's obligations are terminable by WAL, Whitlenge or WB without premium or penalty on notice of three months or less other than a statutory redundancy payment or statutory compensation for unfair dismissal), deferred compensation agreement, confidentiality agreement or covenant not to compete with any officer, director, shareholder, employee or agent of WAL, Whitlenge or WB.

                 (b) Schedule 2.23(b) contains: (i) a list of all employees or sales executives payable on commission of WAL, Whitlenge or WB as of December 1, 1993 whose salary or commission was in excess of (British pounds) 25,000 per annum on such date; (ii) the then current annual salary or commission of, and a description of the material fringe benefits (other than those generally available to eligible employees of WAL, Whitlenge or WB) provided by WAL, Whitlenge or WB to any such employees or sales executives payable on commission; (iii) a list of all present or former employees or sales executives payable on commission of WAL, Whitlenge or WB paid in excess of L25,000 in the financial year ended September 30, 1993 who have terminated or given notice of their intention to terminate their relationship with WAL, Whitlenge or WB since September 30, 1993; and (iv) a list of any increase, effective after December 1, 1993, in the rate of salary or commission of any employee or sales executives payable on commission if such increase exceeds 6% of the previous annual salary or commission or other compensation of such employee or sales executive payable on commission.

                 Section 2.24. Employee Relations and Labor Matters. (a) Except as set forth in Schedule 2.24, WAL, Whitlenge and WB have complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and are not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing. WAL, Whitlenge and WB believe that their relations with their employees are good.

                 (b) Within the period of one year ending on the date of this Agreement, none of WAL, Whitlenge or WB (i) has given notice of any redundancies to the relevant Secretary of State in the United Kingdom or started consultations with any independent trade union under the provisions of
Part IV of the Employment Protection Act 1975, (ii) failed to comply with any of its obligations under Part IV of such Act, (iii) been a party to any relevant transfer as defined in the Transfer of Undertakings

(Protection of Employment) Regulations 1981 or (iv) failed to comply with any duty to inform and consult any independent trade union under such Regulations.

                 (c) None of WAL, Whitlenge or WB has any agreement or other arrangement (binding or otherwise) with any trade union or other body representing its employees or any of them and none of WAL, Whitlenge or WB recognizes any trade union or other body representing its employees or any of them for negotiating purposes. Except as set forth in Schedule 2.24, there has not been since January 2, 1987, with respect to WAL, Whitlenge or WB, any (a) unfair labor or trade practice complaint against WAL, Whitlenge or WB before any applicable governmental agency; (b) labor strike, dispute, or work stoppage actually pending or threatened against WAL, Whitlenge or WB; or (c) arbitration proceeding arising out of or under collective bargaining agreements pending against WAL, Whitlenge or WB.

                 (d) Except to the extent (if any) to which provision or allowance has been made in the Balance Sheet or as set forth on Schedule 2.24, no liability has been incurred by WAL, Whitlenge or WB for breach of any contract of service, for redundancy payments, protective awards, provision of benefits or for compensation for wrongful or unfair dismissal.

                 Section 2.25. Absence of Certain Business Practices. Except as set forth on Schedule 2.25, none of WAL, Whitlenge, WB, any officer, employee or agent of WAL, Whitlenge or WB, or any other person acting on its behalf, has, directly or indirectly, since April 1, 1992, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given and gifts of a nominal value the giving of which is customary in the industry) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of WAL, Whitlenge or WB (or assist WAL, Whitlenge or WB in connection with any actual or proposed transaction) (a) which might subject WAL, Whitlenge or WB to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which, if not continued in the future, would have an adverse affect on WAL's, Whitlenge's or WB assets, business, operations or prospects or would subject WAL, Whitlenge or WB to suit or penalty in any private or governmental litigation or proceeding, (c) for any of the purposes described in section 162(c) of the Code, or (d) for establishment or maintenance of any concealed fund or concealed bank account.

                 Section 2.26. Territorial Restrictions. None of WAL, Whitlenge or WB is restricted in any material respect by any written agreement or understanding with third parties from carrying on its business anywhere in the world.

                 Section 2.27. Transactions with Certain Persons. Except as set forth in Schedule 2.27 hereto, since April 1, 1992, none of WAL, Whitlenge or WB has, directly or indirectly, purchased, leased from others or otherwise acquired any material property or obtained any material services from, or sold, leased to others or otherwise disposed of any material property or furnished any material services to (except with respect to remuneration for services rendered as a director, officer or employee of WAL, Whitlenge or WB), in the ordinary course of business or otherwise, (a) any Shareholder, (b) any affiliate of WAL, Whitlenge or WB, (c) any person who is an officer or director of WAL, Whitlenge or WB, or (d) any associate of any person referred to in clause (a), (b) or (c) above. Except as set forth in
Schedule 2.27 hereto, none of WAL, Whitlenge or WB owes any amount in excess of (British pounds) 5,000 to, or has any contract with or commitment to, any Shareholder, director, officer or employee of WAL, Whitlenge or WB (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business and the Onex Management Agreement and the Diggs Management Agreement (as each such term is defined in Section 4.5(a)), and none of such persons owes any amount in excess of (British pounds) 5,000 to WAL, Whitlenge or WB.

                 Section 2.28. Insolvency. No order has been made or petition presented or resolution passed for the winding up of WAL, Whitlenge or WB or for the appointment of a provisional liquidator to WAL, Whitlenge or WB or for an administration order in respect of WAL, Whitlenge or WB. No receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of WAL, Whitlenge or WB. No voluntary arrangement has been proposed under Section 1 of the Insolvency Act 1986 in respect of WAL, Whitlenge or WB and no compromise or arrangement has been proposed, agreed to or sanctioned under Section 425 of the Companies Act 1985 in respect of WAL, Whitlenge or WB. None of WAL, Whitlenge or WB is insolvent or unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986. None of WAL, Whitlenge nor WB has stopped paying its debts as they fall due. No distress, execution or other process has been levied on any of the assets of WAL, Whitlenge or WB. There is no unfulfilled or unsatisfied judgment or court order outstanding against WAL, Whitlenge or WB.

                 Section 2.29. Environmental Matters. (a) WAL, Whitlenge and WB have each:

                 (i) complied with and are in compliance with, in all material respects, all applicable environmental, health and safety statutes, laws, rules, regulations, ordinances, common law and codes ("Applicable Laws"), except as disclosed in Schedule 2.29;

                 (ii) not been and are not the subject of any investigation, judicial or administrative proceeding or settlement concerning (A) a Release (as hereinafter defined) or threatened Release of any hazardous or toxic waste, substance or constituent or other substance, including petroleum or its constituents ("Hazardous Substance"), or the storage, injection, deposit, disposal or dumping on or into the Property of any nonhazardous waste ("Waste"), as defined or regulated under any Applicable Laws or (B) the violation of any Applicable Laws;

                 (iii) not been and are not under a duty to file any notice under any Applicable Laws reporting the treatment, storage, disposal, handling or managing of any Hazardous Substance or Waste, the violation of any Applicable Laws or the Release or threatened Release of any Hazardous Substance or Waste, except as disclosed in Schedule 2.29;

                 (iv) no material contingent liability in connection with any Release or threatened Release of any Hazardous Substance or Waste and have each no reason to believe that the Property contains or constitutes something which may have a deleterious effect on Environmental Matters;

                 (v) never generated, treated, stored, recycled, transported or disposed of any Hazardous Substance or stored or disposed of on the Property any Waste, except as disclosed inSchedule 2.29;

                 (vi) never installed, had installed, utilized or been aware of any underground storage tanks or surface impoundments on any of their Leased Real Property, except as disclosed in Schedule 2.29; and

                 (vii) no knowledge of any outstanding lien filed on their assets in favor of any governmental agency, including but not limited to any city council, in connection with any Applicable Laws.

                 (b) The presence or condition of all material containing more than one percent (1%) asbestos by weight ("Asbestos Containing Material") which is on or part of any Property (excluding any raw materials used in the manufacture of products or products themselves) does not violate any current Applicable Laws.

                 (c) For purposes of this Section 2.29, the following definitions shall apply:

                 (i) "Environmental Matters" means anything which affects or relates to the environment or human health or is otherwise connected with the subject matter of this Section 2.29;

                 (ii) "material" means any fines, penalties, costs or expenses arising under the Applicable Laws that would result in an aggregate liability to WAL, Whitlenge or WB of not less than (British pounds) 65,000 per year;

                 (iii) "Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by WAL, Whitlenge nor WB (including any surface water thereon or adjacent thereto, and soil or groundwater thereunder) whether now or previously or any time; and

                 (iv) "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Hazardous Substances or Waste through or in the air, soil, surface water, groundwater or Property.

                 Section 2.30. Contracts. (a) Except as set forth in Schedule 2.30, none of WAL, Whitlenge or WB is a party to or is bound by any oral or written contract, agreement, commitment or instrument:

                 (i) for the purchase, sale or lease (except if the scheduled lease payments are less than (British pounds) 35,000 per year) of real property;

                 (ii) for the purchase of raw materials which extends beyond January 1, 1994 and which is anticipated to require over the term of the contract (other than the period prior to the date hereof) aggregate expenditure of more than (British pounds) 100,000;

                 (iii) for the sale of goods or services which extends beyond January 1, 1994 and which is anticipated to require over the term of the contract (other than the period prior to the date hereof) aggregate expenditure of more than (British pounds) 100,000;

                 (iv) which provides for, or relates to, any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations arrangement which extends beyond January 1, 1994 and which is anticipated to require over the term of the contract (other than the period prior to the date hereof) aggregate payments of more than (British pounds) 50,000;

                 (v) which provides for, or relates to, the guarantee by WAL, Whitlenge or WB of any obligation exceeding (British pounds) 4,000 of any customer, supplier, officer, director, employee or affiliate of WAL, Whitlenge or WB;

                 (vi) which provides for, or relates to, the incurrence by WAL, Whitlenge or WB of debt for borrowed money in excess of (British pounds) 25,000;

                 (vii) which provides for, or relates to, any non-competition or confidentiality arrangement with any person, including any current or former officer or employee of WAL, Whitlenge or WB;

                 (viii) for capital expenditures in excess of (British pounds) 25,000 for any single project or related series of projects;

                 (ix)  with any broker or finder;

                 (x) any partnership, joint venture or other similar arrangements or agreements involving a sharing of profits or losses;

                 (xi) any contracts or commitments, including royalty agreements, with any employee, director, officer, Shareholder or affiliates of WAL, Whitlenge or WB, providing for payment or receipts by WAL, Whitlenge or WB in excess of (British pounds) 10,000;

                 (xii) which (other than contracts, agreements, commitments and instruments of the nature described in clauses (i) through (xi) above) involve payments or receipts by WAL, Whitlenge or WB of more than (British pounds) 25,000; and

                 (xiii) for any purpose (other than specifically referred to in this Section 2.30(a)) (whether or not made in the ordinary course of the Whitlenge Business or otherwise not required to be listed or described in Schedule 2.30) which is material to the business of WAL, Whitlenge and WB taken as a whole.

                 (b) Except as set forth in Schedule 2.30, WAL, Whitlenge and WB have fulfilled their obligations in all material respects under each of the leases, contracts and other agreements listed in Schedule 2.30 (collectively, the "Whitlenge Agreements") and are not, or, to the knowledge of WAL, Whitlenge or WB not alleged to be, in breach or default in any material respect under, nor, to the knowledge of WAL, Whitlenge, WB or any Shareholder, is there or, to the knowledge of WAL, Whitlenge or WB is there alleged to be any basis for termination of, any of the Whitlenge Agreements and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by WAL, Whitlenge or WB. Copies of each of the Whitlenge Agreements have heretofore been delivered to Scotsman by WAL, Whitlenge or WB.

                 Section 2.31. No Guarantees; Extensions of Credit. Except as set forth in Schedule 2.31, no material obligations or liabilities of WAL, Whitlenge or WB are guaranteed by or subject to a similar contingent obligation of any other person, nor has

WAL, Whitlenge or WB guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of, or extended credit to, any other person.

                 Section 2.32. Whitlenge Purchase Agreement. Except as set forth in Schedule 2.32, none of WAL, Whitlenge, WB or any Shareholder has taken any action that would cause the Share Purchase Agreement, dated as of March 31, 1992 (the "Alco Agreement"), among Alco Standard U.K. Ltd, a private company limited by shares registered in England, Alco Standard Corporation, an Ohio corporation ("Alco Standard"), and WAL, or any other material agreements executed in connection with the Alco Agreement, not to be, and Alco Standard has not asserted to WAL, Whitlenge or WB that the Alco Agreement or such other material agreement does not constitute, a legal, valid and binding agreement. None of WAL, Whitlenge or WB is, or, to the knowledge of WAL, Whitlenge, WB or any Shareholder, alleged to be, in breach or default in any material respect under the Alco Agreement or such other material agreement.

                 Section 2.33.  Customers and Suppliers.  Set forth in Schedule
2.33 hereto is a list of names and addresses of the ten largest customers and the ten largest suppliers (measured by cash value volume of purchases or sales in each case) of Whitlenge and WB and the percentage of the Whitlenge Business which each such customer or supplier represents or represented during each of the years ended September 30, 1992 and 1993. Copies of the forms of purchase order for inventory and other supplies and sales contracts for finished goods used by Whitlenge and WB have been provided to Scotsman by WAL, Whitlenge or WB. Except as set forth in Schedule 2.33, there exists no actual or, to the knowledge of WAL, Whitlenge, WB or any Shareholder, threatened termination, cancellation or material adverse change in, the business relationship of Whitlenge or WB with any customer or group of customers listed in Schedule 2.33, or whose purchases individually or in the aggregate are material to the operations of the Whitlenge Business, or with any supplier or group of suppliers listed in Schedule 2.33, or whose sales individually or in the aggregate are material to the operations of the Whitlenge Business.

                 Section 2.34. Competition. Except as set forth in Schedule 2.34, to the knowledge of WAL, Whitlenge, WB and the Shareholders, none of WAL, Whitlenge or WB is or has been party to any agreement or arrangement or is conducting or has conducted itself (whether by omission or otherwise) in a manner which (i) is, or is required to be, registered under the Restrictive Trade Practices Act 1976 and 1977; (ii) contravenes the provisions of the Resale Prices Act 1976; (iii) contravenes Article 85(1) or Article 86 of the Treaty of Rome or which has been notified to the Commission of the European Communities for an exemption or in respect of which application has been made to the Commission for a negative clearance; (iv) has or would reasonably be expected to have the effect of restricting, distorting or preventing competi-
                                     -32-
tion in connection with the production, supply or acquisition of goods in the United Kingdom or any part of it or the supply or procuring of services in the United Kingdom or any part of it; or (v) is registrable, unenforceable or void or renders WAL, Whitlenge or WB liable to civil, criminal or administrative proceedings by virtue of any antitrust or similar legislation in any jurisdiction in which WAL, Whitlenge or WB has assets or carries on business or where its activities would have an effect. To the knowledge of WAL, Whitlenge, WB and the Shareholders, none of WAL, Whitlenge or WB has given any undertaking or written assurance (whether legally binding or not) to any governmental authority or any authority of the European Communities under the Fair Trading Act 1973, the Competition Act 1980, the Restrictive Trade Practices Acts 1976 and 1977, the Resale Prices Act 1976, the Treaty of Rome or any other statute or legal instrument and none of WAL, Whitlenge or WB is affected, directly or indirectly, by any order or regulations made by the Secretary of State under the Fair Trading Act 1973 or the Competition Act 1980.

                 Section 2.35. Registration Statement and Proxy Statement/Prospectus. None of the written information supplied or to be supplied by WAL, Whitlenge, WB or any of the Shareholders or any affiliate of the foregoing (including, without limitation, Holding) specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus (as such terms are defined in Section 4.1) will be the basis for any successful claim against Scotsman, the Tender Subsidiary, WAL, Whitlenge, WB or any of their officers or directors asserting that (i) in the case of the Registration Statement, at the time it becomes effective, at the time of commencement of the Offer and at the Expiration Time, such information contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement/Prospectus, at the time of the mailing of the Proxy Statement/Prospectus to Scotsman's stockholders and at the time of the meeting of its stockholders referred to in Section 4.2, such information contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 Section 2.36. Liabilities and Operations of WAL. Except as contemplated hereby or in connection with the obligations relating to its equity securities (and any loan guarantees of Whitlenge or WB guarantees by WAL), WAL is not subject to any material liability, absolute or contingent, other than those indirect liabilities that relate to its ownership of the shares of Whitlenge. WAL conducts no business other than the holding of the shares of Whitlenge.

                 Section 2.37. Redemption of Preferred Stock. The Articles of Association of WAL provide that WAL may redeem the

WAL Preferred Shares by payment of the (British pounds) 100 per share redemption price therefor, plus accrued dividends to the date of redemption.

                 Section 2.38. No Finder. None of WAL, Whitlenge, WB nor any party acting on the behalf of any of the foregoing has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Lazard Freres & Co. ("Lazard") and Morgan Stanley & Co. Incorporated ("Morgan"), whose fees and expenses, to the extent payable, shall be paid by the Shareholders except as provided in Section 10.2. Complete and correct copies of the engagement and indemnification agreements entered into by the Shareholders with Lazard and Morgan have been furnished to Scotsman.

                 Section 2.39. Disclosure. The representations and warranties contained herein, the information contained in the Schedules referred to in
Article II and the other information or documents referred to in this Article II as having been furnished or to be furnished to Scotsman or any of its representatives by WAL, Whitlenge, WB, the Shareholders or their representatives pursuant to the terms of this Agreement, are, taken as a whole, true and accurate in all material respects.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SCOTSMAN

                 As an inducement to WAL, Whitlenge and the Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, Scotsman hereby warrants and represents to WAL, Whitlenge and the Shareholders and agrees as follows:

                 Section 3.1. Organization of Scotsman. Scotsman is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Scotsman is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of the properties used in its business or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Scotsman and its subsidiaries, taken as a whole. Scotsman has full corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

                 Section 3.2. Authority. Scotsman has full corporate power and authority to enter into this Agreement and, subject to approval of the issuance of the Scotsman Earnout Shares contemplated by this Agreement by the stockholders of Scotsman, to consummate the transactions contemplated hereby.

                 The execution, delivery and performance of this Agreement by Scotsman and the consummation by Scotsman of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Scotsman subject to such approval by the stockholders of Scotsman as required by the rules of the NYSE. This Agreement is, and each other agreement or instrument of Scotsman contemplated hereby when executed and delivered will be, the legal, valid and binding agreement of Scotsman enforceable against Scotsman in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement by Scotsman nor consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by Scotsman will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any encumbrance upon any of the material assets of Scotsman or any of its subsidiaries, under the certificate of incorporation or the by-laws of Scotsman or any subsidiary of Scotsman, any instrument, agreement, mortgage, indenture, deed of trust, permit, concession, grant, franchise, license, judgment, order, award, decree or other material restriction to which Scotsman or any of its subsidiaries is a party or any of their respective material properties is subject or by which any of them is bound or any material statute, other law or regulatory provision affecting any of them, except for such impositions created under any instruments or agreements entered into in connection with the financing of the transactions contemplated hereby or by the Merger Agreement, or (b) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body in respect of, by or on behalf of, Scotsman, except for the filing of appropriate documents with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and for the approval by the stockholders of Scotsman as required by the rules of the NYSE.

                 Section 3.3. Shares of Scotsman Common Stock. The shares of Scotsman Common Stock to be delivered to the Shareholders pursuant to this Agreement will, when issued and delivered in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

                 Section 3.4. Capitalization. The authorized capital of Scotsman consists of (i) 50,000,000 shares of common stock, $.10 par value, of which 7,008,254 shares are issued and outstanding, 202,295 shares are held as treasury stock and 976,326 shares are reserved for issuance under Scotsman's long-term executive incentive compensation plan and 7,036,875 shares are reserved in connection with the Common Stock Purchase Rights, and (ii) 10,000,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding or reserved for any purpose. All of the outstanding shares of Scotsman Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except for options granted pursuant to Scotsman's long-term executive incentive compensation plan and the Common Stock Purchase Rights, there are no options, warrants or other rights to acquire from Scotsman or agreements or commitments by Scotsman to issue or sell shares of its capital stock, whether on conversion of other securities or otherwise. None of the issued and outstanding shares of Scotsman Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no stockholder agreements, voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings to which Scotsman is a party restricting or otherwise relating to voting, dividend, ownership or transfer rights with respect to any shares of capital stock of Scotsman, other than the Rights Agreement and the Common Stock Purchase Rights.

                 Section 3.5. Operations Since January 3, 1993. Except as set forth in the Scotsman SEC Documents (as hereinafter defined), since January 3, 1993, there has been: (i) no material adverse change in the assets, liabilities, operations, profits or business or in the condition, financial or otherwise, of Scotsman and its subsidiaries; and (ii) no damage, destruction, loss or claim with respect to, whether or not covered by insurance, or condemnation or other taking of, assets having a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole.

                 Section 3.6. Compliance with Laws. Scotsman is in compliance with the provisions of all applicable laws and regulations of the federal, state, local and foreign governments, except to the extent that the failure to comply therewith would not have a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole. Except as set forth in the Scotsman SEC Documents, to the knowledge of Scotsman, there are no proposed orders, judgments, decrees, governmental takings, condemnations or other proceedings, in each case binding upon the business, operations or properties of Scotsman or any subsidiary thereof, which would have a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole.

                 Section 3.7. SEC Documents. Scotsman has previously delivered to WAL and Whitlenge complete and correct copies of all reports, statements and registration statements (including annual reports on Form 10-K, current reports on Form 8-K, quarterly reports on Form 10-Q and proxy statements) filed by it with the SEC since January 1, 1991. Scotsman has filed all required documents with the SEC since January 1, 1991 (the "Scotsman SEC Documents"). As of their respective dates, the Scotsman SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Scotsman SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Scotsman included in the Scotsman SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of Scotsman and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                 Section 3.8. Obligations; Litigation. Except as set forth in the Scotsman SEC Documents, Scotsman and its subsidiaries have performed all obligations required to be performed by them to date, and are not in default, under any agreement, lease or other document to which any of them is a party, or under any law or order of any court or governmental agency, except for such failures to perform or defaults that would not have a Material Adverse Effect on Scotsman and its subsidiaries taken as whole. Except as set forth in the Scotsman SEC Documents, there are no claims, actions, suits or proceedings to which Scotsman or any of its subsidiaries is a party or any of their respective properties is subject or by which any of them is bound pending or, to the knowledge of Scotsman, threatened before or by any court or governmental agency, which is reasonably expected to have a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole or prevent or hinder the consummation of the transactions contemplated hereby.

                 Section 3.9. No Finder. Neither Scotsman nor any party acting on its behalf has paid or become obligated to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated herein, other than to William Blair & Company, whose fees and expenses, to the extent payable, shall be paid by Scotsman.

                 Section 3.10. Rights Agreement; Benefits. Scotsman has amended the Rights Agreement in order to provide that the New Scotsman Stockholders (as defined in the Merger Agreement), as a group, shall not constitute an "Acquiring Person" under the Rights Agreement by reason of the acquisition by such New Scotsman Stockholders of shares of capital stock of Scotsman pursuant to this Agreement and the Merger Agreement. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee of Scotsman or its subsidiaries.

                 Section 3.11. Disclosure. The representations and warranties contained herein, the information contained in the Schedule referred to in this
Article III and the other information or documents referred to in this Article III as having been furnished or to be furnished to WAL or any of its representatives pursuant to the terms of this Agreement are, taken as a whole, true and accurate in all material respects.


                                   ARTICLE IV

                      ACTIONS PRIOR TO THE EXPIRATION DATE

                 Scotsman, WAL and Whitlenge (and the Shareholders with respect to Sections 4.6, 4.7, 4.8 and 4.10) covenant and agree to take the following respective actions between the date hereof and the Expiration Date:

                 Section 4.1. Proxy Statement; Registration Statement. Scotsman shall prepare and file with the SEC as soon as practicable a registration statement on Form S-4 (the "Registration Statement") containing a proxy statement/prospectus covering the Scotsman Earnout Shares to be issued pursuant to Article I (the form of such proxy statement/prospectus, together with any amendments thereof or supplements thereto, mailed to Scotsman's stockholders in connection with the meeting referred to in Section 4.2 is herein referred to as the "Proxy Statement/Prospectus") and shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable. The Registration Statement and the Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations thereunder. The Registration Statement, when declared effective by the SEC, and the Proxy Statement/Prospectus, at the time of its mailing or delivery to the stockholders of Scotsman and at the time of the meeting referred to above, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Scotsman in reliance upon and in conformity with written information concerning WAL, Whitlenge, WB or their affiliates furnished to Scotsman by WAL, Whitlenge and WB or their affiliates expressly for inclusion in the Registration Statement. Scotsman shall also take any action required to be taken under U.S. state blue sky or U.S. securities laws in connection with the issuance of the Scotsman Earnout Shares. WAL, Whitlenge and the Shareholders shall, and shall cause their affiliates to, furnish Scotsman all information concerning themselves required for use in the Registration Statement, including, without limitation, financial statements of WAL, Whitlenge and WB which are required to be included in the Registration Statement or which are necessary to prepare pro forma financial statements and information to be included in the Registration Statement. If, at any time prior to the Expiration Time, any event with respect to WAL, Whitlenge or any of their affiliates should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the Registration Statement, such event shall be so described, and such amendment shall be promptly filed with the SEC and, as required by law, disseminated to any stockholders of Scotsman and WAL. Scotsman will advise WAL and Whitlenge, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the Scotsman Common Stock issuable in connection with this Agreement or any request by the SEC for amendment or supplement of the Registration Statement or for additional information.

                 Section 4.2. Action by Scotsman and Stockholders of Scotsman. Scotsman shall, as soon as practicable after the Proxy Statement/Prospectus referred to in Section 4.1 shall be cleared by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the issuance, in accordance with the terms and conditions of this Agreement and the Merger Agreement, of shares of Scotsman Common Stock (including the Scotsman Earnout Shares and the Scotsman Contingent Common Shares (as defined in the Merger Agreement)) and the issuance, in accordance with the terms and conditions of the Merger Agreement, of Scotsman Convertible Preferred Shares (as defined in the Merger Agreement). Scotsman will, through its Board of Directors, recommend to its stockholders approval of such issuance.

                 Section 4.3. Investigation of WAL, Whitlenge, WB and Scotsman. WAL, Whitlenge and Scotsman shall afford to the officers, employees and authorized representatives of Scotsman, WAL, Whitlenge, WB or the Shareholders, as the case may be (including, without limitation, independent public accountants, attorneys, environmental consultants and financial advisors thereof), reasonable access during normal business hours to the offices, properties, employees and business and financial records (including, without limitation, computer files, retrieval programs and similar documentation) of WAL, Whitlenge and WB or

Scotsman, as the case may be, to the extent Scotsman, WAL, Whitlenge or the Shareholders, as the case may be, shall deem necessary or desirable, and shall furnish to Scotsman, WAL, Whitlenge or the Shareholders, as the case may be, or such party's authorized representatives such additional information concerning the operations, properties and businesses of WAL, Whitlenge, WB or Scotsman, as the case may be, as may be reasonably requested in writing, to enable Scotsman, WAL, Whitlenge or the Shareholders or such party's authorized representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify the accuracy of the financial statements referred to in
Section 2.5 and to determine whether the conditions set forth in Articles VI and VII have been satisfied. Scotsman, WAL, Whitlenge and the Shareholders agree that such investigations shall be conducted in such manner as not to interfere unreasonably with the operation of the business of WAL, Whitlenge, WB or Scotsman, as the case may be. Without limiting the foregoing, Whitlenge and WB shall permit Scotsman, or its representatives, to conduct an environmental audit of any of the Leased Real Property, with respect to any environmental health and safety issues deemed material by Scotsman. No investigation made by Scotsman, WAL, Whitlenge or any Shareholder or such party's authorized representatives hereunder shall affect the representations and warranties of the parties hereunder.

                 Section 4.4. Lawsuits, Proceedings, Etc. WAL, Whitlenge or Scotsman shall notify Scotsman or WAL and Whitlenge, as the case may be, promptly of any lawsuit, proceeding, claim or investigation that may be threatened, brought, asserted or commenced against any party hereto (a) involving in any way the transactions contemplated by this Agreement or (b) that would have been listed in Schedule 2.17 or specified as an exception to
Section 3.8 if such lawsuit, proceeding, claim or investigation had arisen prior to the date hereof.

                 Section 4.5. Conduct of Business by WAL, Whitlenge, WB and Scotsman Prior to the Expiration Date. (a) During the period from the date of this Agreement through the Expiration Time, except as expressly contemplated by this Agreement, WAL, Whitlenge and Scotsman shall (and WAL and Whitlenge shall cause WB to) carry on their businesses in, and not enter into any material transaction other than in accordance with, the ordinary course consistent with past practice and, to the extent consistent therewith, use their reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and preserve their relationships with customers, suppliers and others having business dealings with them (except, in each case, with respect to WAL and Whitlenge (and any action WAL and Whitlenge shall cause WB to take), with the prior written consent of Scotsman and except, in each case with respect to Scotsman, with the prior written consent of WAL). Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, neither

WAL nor Whitlenge shall (and WAL and Whitlenge shall cause WB not to), without the prior written consent of Scotsman (not to be unreasonably withheld):

                 (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to the Shareholders in their capacity as such (other than (a) any such payments otherwise permitted to be made under this Agreement, (b) the payment, when due, and not earlier, of management fees in accordance with the terms, as in effect on the date hereof, of the Management Advisory Agreement, dated April 1, 1992, among WAL, Whitlenge and Onex Investments (the "Onex Management Agreement"), and the Management Advisory Agreement, dated April 1, 1992, among WAL, Whitlenge and The Matthew Diggs Group, Inc. (the "Diggs Management Agreement"), (c) dividends and other distributions by Whitlenge to WAL to enable WAL to pay its liabilities and (d) the payment of scheduled dividends on the WAL Preferred Shares), (y) split, combine or reclassify any of its capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of WAL, Whitlenge or WB or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                 (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including, without limitation, any rights, warrants or options to acquire any securities);

                 (iii) amend its memorandum and articles of association or other constitutive documents;

                 (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                 (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except sales of inventory in the ordinary course of business and the sale, lease or other disposition of other assets having a book or fair market value in the aggregate not exceeding (British pounds) 20,000;

                 (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments in, any other person, except for the incurrence and/or guarantee of indebtedness to fund working capital;

                 (vii) make or incur any new capital expenditure or expenditures which, individually, is in excess of (British pounds) 20,000 or, in the aggregate, are in excess of (British pounds) 50,000;

                 (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business;

                 (ix) alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure;

                 (x) enter into or adopt, or amend any existing bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into or amend any Plan or employment, consulting or management agreement (including, without limitation, the Onex Management Agreement and the Diggs Management Agreement), other than any such amendment to a Plan that is made to maintain the qualified status of such Plan or its continued compliance with applicable law;

                 (xi) make any change in accounting practices or policies applied in the preparation of the financial statements referred to in
         Section 2.5 except as required by generally accepted accounting principles in the United Kingdom or Belgium, as the case may be;

                 (xii) modify any of the agreements, understandings, obligations, commitments, indebtedness or other obligations set forth in Schedule 4.5 or enter into any agreement, understanding, obligation or commitment, or incur any indebtedness or obligation, of the type that would have been required to be listed on Schedule 2.30 if in existence on the date hereof; or

                 (xiii) pay or commit to pay any bonus to any officer or employee of WAL, Whitlenge or WB other than in accordance with and when required by the terms of the Bonus Plans, as in effect on the date hereof;

                 (xiv) enter into any other transaction affecting the business of WAL, Whitlenge or WB, other than in the ordinary course of business consistent with past practices or as expressly contemplated by this Agreement.

                 (b) Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or the Merger Agreement, Scotsman shall not, without the prior written consent of WAL (not to be unreasonably withheld):

                 (A) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including, without limitation, any rights, warrants or options to acquire any securities), other than (i) options granted pursuant to Scotsman's long-term executive incentive compensation plan as in existence on the date hereof, (ii) the issuance of shares (and associated Common Stock Purchase Rights) pursuant to such options, other employee benefit plans as in existence on the date hereof or other rights, warrants or options outstanding as the date hereof and
         (iii) the issuance of other shares of Scotsman Common Stock (and associated Common Stock Purchase Rights) in an amount not to exceed 1% of the issued and outstanding shares of Scotsman Common Stock on the date hereof;

                 (B) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in any such case having a fair market value of U.S. $2,000,000 or more; or

                 (C) alter through merger, liquidation, reorganization or restructuring its corporate structure, except that Scotsman may make changes in its corporate structure required to be made or desirable in connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreement or the financing related thereto.

                 (c) Advice of Changes. WAL, the Stockholder Representative (as defined in the Merger Agreement) or Scotsman shall promptly advise Scotsman or WAL and Whitlenge, as the case may be, orally and in writing of any change or event having a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole, or on Scotsman and its subsidiaries taken as a whole, as the case may be.

                 Section 4.6. Mutual Cooperation; Reasonable Best Efforts. The parties hereto shall cooperate with each other, and shall use their respective reasonable best efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not require Scotsman or Whitlenge to make any divestiture or consent to any divestiture by WAL, Whitlenge or WB in order to obtain any waiver, consent or approval.

                 Section 4.7. No Public Announcement. None of the parties hereto shall, without the approval of Scotsman, WAL and Whitlenge (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case Scotsman or WAL and Whitlenge, as the case may be, shall be advised and Scotsman, WAL and Whitlenge shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

                 Section 4.8. No Solicitation. WAL, Whitlenge and their affiliates shall not, nor shall they authorize or permit any officer, director or employee of or any investment banker, attorney or other adviser or representative of WAL, Whitlenge, WB or any of their affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) except to the extent required by law as advised by counsel in writing, participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which WAL, Whitlenge or any of their affiliates had knowledge at the time of such violation, of the restrictions set forth in the preceding sentence by any officer or director of WAL, Whitlenge, WB or any of their affiliates or any investment banker, attorney or other adviser or representative of WAL, Whitlenge, WB or any of their affiliates, whether or not such person is purporting to act on behalf of WAL, Whitlenge, WB or any of their affiliates or otherwise, shall be deemed to be a breach of this
Section 4.8 by WAL, Whitlenge and their affiliates. WAL and Whitlenge promptly shall advise Scotsman of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal for a merger or other business combination involving WAL, Whitlenge or WB or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in WAL, Whitlenge or WB, any voting securities of WAL, Whitlenge or WB or a substantial portion of the assets of Whitlenge or WB.

                 Section 4.9. Listing Applications. Scotsman will promptly file an application to list on the New York Stock Exchange, Inc. ("NYSE"), subject to official notice of issuance, the Scotsman Earnout Shares which may be issued pursuant to Article I and will use its best efforts to effect such listing on the NYSE on or prior to the Expiration Date and to maintain its listing on the NYSE of Scotsman Common Stock thereafter.

   Section 4.10. Termination of Management and Shareholders' Agreements. The Shareholders will procure the termination of the Onex Management Agreement and the Diggs Management Agreement, effective at or prior to the Expiration Date pursuant to an instrument which is in form and substance reasonably satisfactory to Scotsman. The Shareholders shall cause the Shareholders Agreement, dated April 1, 1992, among Whitlenge, Onex Investments, Nicholls and others (the "Shareholders' Agreement") to be terminated effective at the Expiration Date.

   Section 4.11. Periodic Financial Statements. Scotsman shall furnish, or cause to be furnished, to WAL by March 31, 1994 (or earlier if available), the audited consolidated balance sheet and statements of income of Scotsman for the period ended January 2, 1994, which financial statements shall be prepared in accordance with the books and records of Scotsman, fairly present in all material respects the consolidated financial position of Scotsman as of the date or for the period indicated and shall be prepared in conformity with generally accepted accounting principles consistently applied. WAL, or Scotsman, as the case may be, shall provide, or shall cause to be promptly provided, to Scotsman or WAL, as applicable, such other financial information relating to WAL, Whitlenge, WB or Scotsman (including, without limitation, information on payables and receivables) as Scotsman or WAL, as applicable, may reasonably request.

   Section 4.12. Financing. Scotsman shall use its reasonable best efforts to obtain the financing commitments, amendments or other financing arrangements referred to in Section 6.14, to enter into definitive agreements consistent with the terms of such financing commitments, amendments or arrangements and to do all such acts and things reasonably necessary to consummate the transactions contemplated by such definitive agreements. Scotsman shall promptly notify WAL and Whitlenge of the receipt of such financing commitments, amendments or arrangements and shall advise WAL and Whitlenge from time to time of its progress in negotiating such definitive agreements.

   Section 4.13. Amendment of Agreement for Tender Subsidiary. If Scotsman shall cause the Tender Subsidiary to make the Offer, the Shareholders may request that Scotsman and the Tender Subsidiary enter into an amendment to this Agreement in form and substance reasonably satisfactory to the Shareholders, and Scotsman shall, and shall cause the Tender Subsidiary to, enter into such amendment, pursuant to which the Tender Subsidiary will make appropriate representations, warranties, covenants and indemnities.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

   Section 5.1. Voting. (a) So long as the Shareholders and the Permitted Transferees (as hereinafter defined) (the Shareholders and the Permitted Transferees are collectively referred to as the "Acquisition Shareholders") and the Merger Stockholders (as defined in the Merger Agreement and, together with the Acquisition Shareholders, the "New Scotsman Stockholders") are entitled under Section 7.1 of the Merger Agreement to designate at least one nominee to Scotsman's Board of Directors, the Acquisition Shareholders, together with any affiliates or associates controlled by them, shall, and the Acquisition Shareholders shall use reasonable best efforts to cause any other of their affiliates or associates to, vote all shares of capital stock of Scotsman owned by them in favor of all of the director nominees to the Board of Directors recommended by the Board of Directors of Scotsman (which shall include any designate or designates referred to in Section 7.1 of the Merger Agreement). Scotsman shall afford to the Acquisition Shareholders the rights set forth in
Section 7.1 of the Merger Agreement as though the Acquisition Shareholders were parties to the Merger Agreement. The obligations of the Acquisition Shareholders referred to in such Section 7.1 shall be binding on the Acquisition Shareholders as though they were parties to the Merger Agreement. The obligations of the Acquisition Shareholders under this Section 5.1 shall in any event terminate on the tenth anniversary of the date hereof unless, by agreement among Scotsman and the New Scotsman Stockholders who then own any shares of Scotsman Common Stock or Scotsman Convertible Preferred Stock, such obligations are extended after the eighth anniversary and prior to such tenth anniversary.

   (b) As used herein, "Permitted Transferees" shall mean with respect to any Shareholder (other than Onex or Onex Investments), (i) any other Shareholder,
(ii) any of its controlled affiliates, (iii) in the event of the dissolution, liquidation or winding up of any Shareholder that is a corporation or a partnership, the partners of a partnership that is such Shareholder, the shareholders of a corporation that is such Shareholder or a successor partnership all of the partners of which or a successor corporation all of the shareholders of which are the persons who were the partners of such partnership or the shareholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Shareholder, (iv) a transferee by testamentary or intestate disposition, (v) the spouse, children and/or other relatives of such Shareholder, (vi) a trust transferee by inter vivos transfer, the beneficiaries of which are the transferring Shareholder, spouse, children and/or other relatives of such Shareholder, or (vii) a successor nominee or trustee for the beneficial owner of the shares of WAL Ordinary Shares for which such Acquisition Shareholder acts as nominee or trustee, as the case may be, in each case to whom a Shareholder may transfer shares of WAL Ordinary Shares prior to the Expiration Time; provided, however, that (x) the aggregate number of shares covered by transfers to persons described in clause (i) shall not exceed 300,000 and (y) any such Permitted Transferee who was not, prior to such transfer, a shareholder of WAL who is a party hereto shall furnish to Scotsman a written instrument, reasonably satisfactory to Scotsman, whereby such Permitted Transferee agrees to be bound by any obligations of Acquisition Shareholders contained in this Agreement (other than, with respect to Permitted Transferees which are (A) the spouse or children of a Shareholder or (B) a trust transferee, the beneficiaries of which are the spouse or children of a Shareholder; provided, however, the transfer to such persons listed in clauses (A) and (B) shall not in the aggregate exceed 75,000 WAL "A" Ordinary Shares) as though such Permitted Transferee were a party hereto (it being understood that any such transfer shall in no way relieve any Shareholder of any obligations under this Agreement unless such transfer shall be made to another Shareholder, in which case Schedule 8.1 shall be appropriately revised to reflect a reallocation of the percentages set forth therein).

   Section 5.2. Standstill. The obligations of the Acquisition Shareholders referred to in Section 7.3 of the Merger Agreement shall be binding on the Acquisition Shareholders as though they were parties to the Merger Agreement.

   Section 5.3. Insurance. Onex and the affiliates of Onex controlled by it will take such action as is necessary to cause the insurance policies listed on
Schedule 2.21 to provide the coverage listed therein with respect to WAL, Whitlenge and WB for periods ending on or prior to the Expiration Date, and to continue such coverage, on and after the Expiration Date, for the benefit of WAL, Whitlenge and WB and (to the extent permitted under such policies) their respective successors and assigns with respect to periods ending on or prior to the Expiration Date, notwithstanding the transactions contemplated hereby, except to the extent any insurer cancels any such policy or withdraws from coverage (other than at the request of WAL, Whitlenge, WB or any affiliate thereof or due to the failure to pay any premium on any such policy). Without limiting the foregoing, neither Onex nor the affiliates of Onex controlled by it shall take any action to remove WAL, Whitlenge or WB as a named insured under any of such policies or cause WAL, Whitlenge or WB to be denied the benefit of any insurance coverage currently available to them.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO OBLIGATION
                          TO ACCEPT AND PAY FOR SHARES

   Notwithstanding any other term of the Offer or this Agreement, Scotsman (or, in the event that Tender Subsidiary makes the Offer, Tender Subsidiary) shall not be required to accept for payment, or pay for, any WAL Ordinary Shares or WAL Preferred Shares tendered pursuant to the Offer unless and until the following conditions shall have been satisfied:

   Section 6.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by WAL, Whitlenge, WB or any Shareholder in the performance of their respective covenants and agreements herein to be performed at or prior to the Expiration Date; subject to Section 8.7, none of the representations and warranties of any Shareholder that is qualified as to materiality shall be untrue or incorrect in any respect and on the Expiration Date such representations and warranties shall be true and correct as though made on the Expiration Date except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Scotsman, permitted by Section 4.5(a) or entered into in connection with the consummation of the Offer or the Merger and the other transactions contemplated hereby; subject to Section 8.7, none of the representations or warranties that are not so qualified shall be untrue or incorrect in any material respect and on the Expiration Date such representations and warranties shall be true and correct in all material respects as though made on the Expiration Date except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Scotsman, permitted by Section 4.5(a) or entered into in connection with the consummation of the Offer or the Merger and the other transactions contemplated hereby; and there shall have been delivered to Scotsman a certificate or certificates to the foregoing effect, dated the Expiration Date, signed on behalf of WAL and Whitlenge by their respective Chairmen or Managing Directors and Finance Directors and signed by each Shareholder.

   Section 6.2. No Material Adverse Effect. Between the date hereof and the Expiration Date, there shall have been no Material Adverse Effect on WAL, Whitlenge and WB, taken as a whole; and there shall have been delivered to Scotsman a certificate or certificates to such effect, dated the Expiration Date, signed on behalf of WAL and Whitlenge by their respective Chairmen or Managing Directors and Finance Directors and signed by each Shareholder.

   Section 6.3. Opinion of Counsel for WAL, Whitlenge and the Shareholders. Scotsman shall have received (a) from Wragge and Co., counsel for WAL and Whitlenge, an opinion, dated the Expiration Date, in form and substance reasonably satisfactory to Scotsman, substantially to the effect set forth in
Exhibit I-A, (b) from Debevoise & Plimpton, United States counsel for WAL and Whitlenge, an opinion, dated the Expiration Date, in form and substance reasonably satisfactory to Scotsman, substantially to the effect set forth in
Exhibit I-B, and (c) from counsel for Onex, Onex Investments, EJJM, Diggs and Collins, opinions, dated the Expiration Date, in form and substance reasonably satisfactory to Scotsman, substantially to the effect set forth in Exhibit I-C.

   Section 6.4. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offer or the transactions contemplated hereby shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

   Section 6.5. Necessary Governmental Approvals. The parties shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Expiration Date by applicable law or regulation or are necessary to prevent a Material Adverse Effect on WAL, Whitlenge and WB taken as a whole.

   Section 6.6. Necessary Consents. WAL and Whitlenge shall have received consents, in form and substance reasonably satisfactory to Scotsman, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which WAL, Whitlenge or WB is a party or by which they are affected and which require such consent prior to the purchase of WAL Ordinary Shares pursuant to the Offer and are necessary to prevent a Material Adverse Effect with respect to WAL, Whitlenge and WB taken as a whole.

   Section 6.7. Extension of Service Contracts. Whitlenge and each of de St. Paer, Wheeler, Cook, John Turner, Gary D. Wyatt and Peter Barber shall have entered into an amendment to the Service Contract between such individual and Whitlenge whereby the term of such Service Contract is extended until April 1, 1995, and each such Service Contract, as so amended, shall be in full force and effect.

   Section 6.8. Noncompetition Agreements. Each of Onex, Onex Investments, Diggs, Collins, Cook, Wheeler, de St. Paer and Rushton shall have entered into a Noncompetition Agreement with Scotsman substantially in the form of Exhibit II.

   Section 6.9. Registration Rights Agreement. The Shareholders shall have each entered into the Registration Rights Agreement substantially in the form of Exhibit V to the Merger Agreement.

   Section 6.10. Shareholder Action. The Offer shall have been unanimously accepted by all holders of WAL Ordinary Shares and all WAL Ordinary Shares shall have been tendered, accompanied by a share transfer form endorsed in blank, and not withdrawn. The issuance of shares of Scotsman Common Stock and Scotsman

Convertible Preferred Stock pursuant to this Agreement and the Merger Agreement shall have been approved by a majority of votes cast by holders of Scotsman Common Stock, provided that the total vote cast shall have represented over 50% of the issued and outstanding shares of Scotsman Common Stock at the time of the vote.

   Section 6.11. Stock Exchange Listings. The NYSE shall have approved for listing, upon official notice of issuance, the Scotsman Earnout Shares which may be issued pursuant to Article I.

   Section 6.12. Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been entered by the SEC.

   Section 6.13. Securities Laws. Scotsman shall have received all necessary permits and otherwise complied with any securities laws applicable to the issuance of the Scotsman Earnout Shares pursuant to this Agreement.

   Section 6.14. Financing. Scotsman shall have obtained, on or before February 15, 1994, written financing commitments, amendments to its existing financing arrangements or other financing arrangements in an amount sufficient to (i) pay the cash consideration specified in this Agreement and the Merger Agreement, (ii) refinance, to the extent required, the outstanding debt of Scotsman and (iii) refinance the outstanding debt of Holding, TDC and Whitlenge, in each case on terms satisfactory to Scotsman.

   Section 6.15. Comfort Letters. Scotsman shall have received comfort letters from each of Arthur Andersen & Co., Coopers & Lybrand and Ernst & Young, dated the date of mailing the Proxy Statement/Prospectus and the Expiration Date and addressed to Scotsman, in each case in form and substance reasonably satisfactory to Scotsman, covering such matters reasonably requested by it.

   Section 6.16. Glenco Holdings. Scotsman shall have obtained a written waiver by Glenco Holdings of the Scotsman Noncompetition Agreement, dated September 23, 1992 (the "Scotsman Noncompetition Agreement").

   Section 6.17. Merger Agreement. The Merger Agreement shall be in full force and effect and the Merger shall have been consummated simultaneously with the consummation of the Offer.

   Section 6.18. Average Scotsman Common Stock Closing Price. The average Closing Price (as defined in the Merger Agreement) of the Scotsman Common Stock for the ten trading days prior to the date of the meeting of the stockholders of Scotsman referred to in Section 4.2 shall not be more than U.S. $14.50.

   Section 6.19. Resignations of Directors. Scotsman shall have received the resignations of each director of WAL, Whitlenge or WB, effective upon the Expiration Date, that it shall have requested to resign.

   Section 6.20. Termination of Management and Shareholders' Agreement. The Onex Management Agreement, the Diggs Management Agreement and the Shareholders' Agreement shall have been terminated, effective upon the Expiration Date, without payment by Holding, WAL or any of their subsidiaries of any amount in respect of such termination other than accrued fees and expenses incurred before the Expiration Time.

   Section 6.21. WAL Preferred Shares. Either (i) all of the issued WAL Preferred Shares shall have been duly tendered pursuant to Section 1.1, accompanied by a stock transfer form executed in blank, and not withdrawn, (ii) all of the issued WAL Preferred Shares shall otherwise have been purchased by Scotsman or the Tender Subsidiary for an aggregate price not exceeding L2,000,000 plus accrued dividends, or (iii) Scotsman shall be satisfied in its reasonable judgment that, after giving effect to a contribution of L2,000,000 plus accrued dividends to WAL's ordinary share capital or a subscription for additional WAL Ordinary Shares for a purchase price equal to such amount, WAL would be able to redeem all of the issued WAL Preferred Shares, on such date on or after the Expiration Date as may be determined by Scotsman (and which permits 30 days' prior notice) (A) without adverse tax consequences to, or the violation of the charter, by-laws or other constituent documents of, Scotsman, the Tender Subsidiary, WAL or Whitlenge, or violation of any law, rule, regulation, order, contract, agreement or understanding to which Scotsman, the Tender Subsidiary, WAL or Whitlenge is a party or by which any of them is bound, and (B) at no cost to Scotsman, the Tender Subsidiary, WAL or Whitlenge other than the "redemption moneys" specified in WAL's Articles of Association, which shall consist solely of L2,000,000 plus accrued dividends.


                                  ARTICLE VII

                    CONDITIONS PRECEDENT TO RIGHT TO ACCEPT
                               AND PAY FOR SHARES

   The right of Scotsman or the Tender Subsidiary to accept for payment the WAL Ordinary Shares and WAL Preferred Shares pursuant to the Offer shall, at the option of the Shareholders, be subject to the satisfaction, on or prior to the Expiration Date, of the following conditions (other than the condition set forth in Section 7.14), and the right of Scotsman or the Tender Subsidiary to accept for payment the WAL Ordinary Shares and WAL Preferred Shares pursuant to the Offer shall, at the option of Onex, be subject to the satisfaction, on or prior to the Expiration Date, of the condition set forth in Section 7.14:

   Section 7.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Scotsman in the performance of any of its covenants and agreements herein to be performed at or prior to the Expiration Date; none of the representations and warranties of Scotsman that is qualified as to materiality shall be untrue or incorrect in any respect and on the Expiration Date such representations and warranties shall be true and correct as though made on the Expiration Date except for changes therein specifically permitted by this Agreement or resulting from any transactions expressly consented to in writing by WAL, permitted by Sections 4.5(a) and (b) or entered into in connection with the consummation of the Offer or the Merger and the other transactions contemplated hereby; none of the representations or warranties that are not so qualified shall be untrue or incorrect in any material respect and on the Expiration Date such representations and warranties shall be true and correct in all material respects as though made on the Expiration Date except for changes therein specifically permitted by this Agreement or resulting from any transactions expressly consented to in writing by WAL, permitted by Sections 4.5(a) and (b) or entered into in connection with the consummation of the Offer or the Merger and the other transactions contemplated hereby; and there shall have been delivered to WAL, Whitlenge and the Shareholders a certificate or certificates to the foregoing effect, dated the Expiration Date, signed on behalf of Scotsman by its President and Chief Financial Officer.

   Section 7.2. No Material Adverse Effect. Between the date hereof and the Expiration Date, there shall have been no Material Adverse Effect on Scotsman and its subsidiaries taken as a whole; and there shall have been delivered to WAL, Whitlenge and the Shareholders a certificate or certificates to such effect, dated the Expiration Date, signed on behalf of Scotsman by its President and Chief Financial Officer.

   Section 7.3. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offer or the transactions contemplated hereby shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

   Section 7.4. Opinions of Counsel for Scotsman. Holding, TDC and the Shareholders shall have received (a) from Sidley & Austin, special counsel for Scotsman, an opinion, dated the Expiration Date, in form and substance satisfactory to WAL, Whitlenge and the Shareholders, substantially to the effect set forth in Exhibit III-A, (b) from Schiff, Hardin & Waite, counsel for Scotsman, an opinion, dated the Expiration Date, in form and substance satisfactory to WAL, Whitlenge and the Shareholders, substantially to the effect set forth in
Exhibit III-B, and (c) from Ashurst Morris Crisp, special counsel for Scotsman, an opinion, dated the Expiration Date in form and substance satisfactory to WAL, Whitlenge and the Shareholders, substantially to the effect set forth in
Exhibit III-C.

   Section 7.5. Necessary Governmental Approvals. The parties shall have received all governmental and regulatory approvals and actions reasonably necessary to consummate the transactions contemplated hereby, which are either required to be obtained prior to the Expiration Date by applicable law or regulation or are necessary to prevent a Material Adverse Effect on Scotsman and its subsidiaries taken as a whole.

   Section 7.6. Registration Rights Agreement. Scotsman shall have executed and delivered the Registration Rights Agreement substantially in the form of
Exhibit V to the Merger Agreement.

   Section 7.7. Shareholder Action. The Offer shall have been unanimously accepted by all holders of WAL Ordinary Shares and all WAL Ordinary Shares shall have been tendered, accompanied by a share transfer form endorsed in blank, and not withdrawn. The issuance of shares of Scotsman Common Stock and Scotsman Convertible Preferred Stock pursuant to this Agreement and the Merger Agreement shall have been approved by a majority of votes cast by holders of Scotsman Common Stock, provided that the total vote cast shall have represented over 50% of the issued and outstanding shares of Scotsman Common Stock at the time of the vote.

   Section 7.8. Stock Exchange Listing. The NYSE shall have approved for listing, upon official notice of issuance, the Scotsman Earnout Shares which may be issued pursuant to Article I.

   Section 7.9. Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been entered by the SEC.

   Section 7.10. Securities Laws. Scotsman shall have received all necessary permits and otherwise complied with any securities laws applicable to the issuance of the Scotsman Earnout Shares pursuant to this Agreement.

   Section 7.11. Financing. Scotsman shall have obtained, on or before February 15, 1994, written financing commitments, amendments to its existing financing arrangements or other financing arrangements in an amount sufficient to (i) pay the cash consideration specified in this Agreement and the Merger

Agreement, (ii) refinance, to the extent required, the outstanding debt of Scotsman and (iii) refinance the outstanding debt of Holding, TDC and Whitlenge, in each case on terms reasonably satisfactory to WAL and Whitlenge.

   Section 7.12. Glenco Holdings. Scotsman shall have obtained, on or before January 31, 1994, a written waiver by Glenco Holdings of the Scotsman Noncompetition Agreement.

   Section 7.13. Merger Agreement. The Merger Agreement shall be in full force and effect and the Merger shall have been consummated simultaneously with the consummation of the Offer.

   Section 7.14. Average Scotsman Common Stock Closing Price. The average Closing Price of the Scotsman Common Stock for the ten trading days prior to the date of the meeting of the stockholders of Scotsman referred to in Section
4.2 shall not be less than U.S. $10.50.

   Section 7.15. Necessary Consents. WAL and Whitlenge shall have received consents, in form and substance reasonably satisfactory to WAL and Whitlenge, to the transactions contemplated hereby from the other parties to all material contracts, leases, agreements and permits to which WAL, Whitlenge or WB is a party or by which they are affected and which require such consent prior to the consummation of the transactions contemplated by this Agreement and are necessary to prevent a Material Adverse Effect with respect to WAL, Whitlenge and WB taken as a whole.

   Section 7.16. Comfort Letters. WAL shall have received comfort letters from Arthur Andersen & Co., Coopers & Lybrand and Ernst & Young, dated the date of mailing the Proxy Statement/Prospectus and the Expiration Date and addressed to WAL, in each case in form and substance reasonably satisfactory to WAL, covering such matters reasonably requested by it.


                                  ARTICLE VIII

                           INDEMNIFICATION; SURVIVAL

   Section 8.1. Indemnification by the Shareholders. From and after the Expiration Time, each of the Shareholders shall indemnify and hold harmless Scotsman, WAL, Whitlenge, WB and their subsidiaries, affiliates and successors from and against any and all (a) liabilities, losses, costs or damages ("Loss") and (b) reasonable attorneys', consultants' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by Scotsman, WAL, Whitlenge, WB and their subsidiaries, affiliates and successors in connection with or arising from (x) any breach or failure to perform by any Shareholder or Stockholder (as defined in the Merger Agreement) of any of their respective agreements, covenants or obligations in this Agreement or the Merger Agreement or any agreement entered into in connection with the transactions contemplated hereby or thereby, in each case to be performed or complied with after the Expiration Time or Effective Time (as defined in the Merger Agreement), as the case may be, (y) any breach of any warranty or the inaccuracy of any representation of Holding, TDC, WAL, Whitlenge or any Shareholder or Stockholder contained in this Agreement or the Merger Agreement, as updated in accordance with Section 8.7 hereof and Section
10.7 of the Merger Agreement, or in any certificate delivered by or on behalf of Holding, TDC, WAL, Whitlenge or any Stockholder or Shareholder pursuant hereto or thereto or (z) the matters referred to in clause (z) of Section 10.1 of the Merger Agreement; provided, however, that the Shareholders shall be required to indemnify and hold harmless under this Section 8.1 only to the extent that the aggregate amount of (without duplication) (i) Loss and Expense referred to above in this Section 8.1 and (ii) Loss and Expense referred to in
Section 10.1 of the Merger Agreement exceeds U.S. $250,000; and provided, further, (X) each Shareholder's obligation to indemnify and hold harmless pursuant to this Section 8.1 shall be limited to the payment by such Shareholder of cash (1) with respect to any individual Loss or Expense (other than any Loss or Expense arising from a breach of a warranty, or inaccuracy of a representation, of such Shareholder contained in Section 2.3(b) or 2.4(b), as to which this clause (1) shall be inapplicable), in an amount that does not exceed the product obtained by multiplying such Shareholder's Applicable Percentage (as set forth on Schedule 8.1) by the amount of such Loss or Expense, and (2) in the aggregate in an amount equal to the product obtained by multiplying such Shareholder's Applicable Percentage (as set forth on Schedule 8.1) by U.S. $30,000,000 (without limiting the foregoing, it being understood that, for purposes of clause (2) above, with respect to the matters described in clause (z) of Section 10.1 of the Merger Agreement or otherwise, the payment of any amount by, or with funds furnished by, an insurer or Alco Standard shall not be deemed to be the payment by any Shareholder) and (Y) no Shareholder shall indemnify and hold harmless any indemnified party with respect to any Loss or Expense arising from any breach of a warranty, or inaccuracy of a representation, of any other Shareholder contained in Section 2.3(b) or 2.4(b) or of any Stockholder or Continental Bank N.A. contained in Section 3.3(b) or 3.4(b) of the Merger Agreement. Each payment made by any Shareholder to any indemnified party pursuant to this Section 8.1 shall constitute a repayment of and a reduction in the consideration paid to the Shareholders under Section 1.1.

   Section 8.2. Indemnification by Scotsman. From and after the Expiration Time, Scotsman shall indemnify and hold harmless the Shareholders and their subsidiaries, affiliates and successors from and against any and all Loss and Expense incurred by the Shareholders and their subsidiaries, affiliates and successors in connection with or arising from (a) any breach or failure to perform by Scotsman or the Surviving Corporation (as defined in the Merger Agreement) of any of their respective agreements, covenants or obligations in this Agreement or the Merger Agreement or any agreement entered into in connection with the transactions contemplated hereby or thereby, in each case to be performed or complied with after the Expiration Time or the Effective Time, as the case may be, and (b) any breach of any warranty or the inaccuracy of any representation of Scotsman or Sub (as defined in the Merger Agreement) contained in this Agreement or the Merger Agreement or in any certificate delivered by or on behalf of Scotsman or Sub pursuant hereto or thereto; provided, however, that Scotsman shall be required to indemnify and hold harmless under this Section 8.2 only to the extent that the aggregate amount of (without duplication) (i) Loss and Expense referred to above in this
Section 8.2 and (ii) Loss and Expense referred to in Section 10.2 of the Merger Agreement exceeds U.S. $250,000; and provided, further, Scotsman's obligation to indemnify and hold harmless pursuant to this Section 8.2 shall be limited to the aggregate payment by Scotsman of cash in an amount equal to the excess of
(i) U.S. $30,000,000 over (ii) any amount theretofore paid in indemnification by Scotsman and/or any of its subsidiaries under Section 10.2 of the Merger Agreement.

   Section 8.3. Notice of Claims. If Scotsman (with respect to Section 8.1) or the Stockholder Representative (as defined in the Merger Agreement) (with respect to Section 8.2) believes that any of the persons entitled to indemnification under this Article VIII has suffered or incurred any Loss or incurred any Expense, whether or not the applicable dollar limitation specified by Section 8.1 or 8.2 has been exceeded, Scotsman or the Stockholder Representative, as the case may be, shall so notify the other promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Article VIII except to the extent that such omission results in a failure of actual notice to the indemnifying party and such indemnifying party is materially damaged as a result of such failure to give notice. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the persons entitled to indemnification under this Article VIII intends to claim any liability or expense as Loss or Expense under this Article VIII, any such person shall promptly notify the indemnifying party of such action or suit as specified in this Section 8.3 and Section 8.4. Any party entitled to indemnification hereunder shall use reasonable efforts to minimize any Loss or Expense for which indemnification is sought hereunder.

   If Scotsman furnishes a notice referred to in the first sentence of the immediately preceding paragraph and the Stockholder Representative, within 10 business days of receipt thereof, furnishes Scotsman with a notice (an "Alco Notice") stating that the Loss and Expense referred to in Scotsman's notice, or some portion thereof, are subject to indemnification by Alco Standard pursuant to any of the agreements referred to in Section 2.32 or in Section 3.32 of the Merger Agreement (such notice to include specific reference to the provisions of the agreements containing the indemnification obligations), then (i) Scotsman shall use its best efforts to enforce such indemnification obligations and the Shareholders and the Stockholder Representative shall cooperate fully with Scotsman in seeking to enforce such indemnification obligations and (ii) the indemnifying parties shall not be required to indemnify with respect to the portion of such Loss and Expense subject to indemnification until, and to the extent that, a court of competent jurisdiction determines, or the Stockholder Representative acknowledges, that Alco Standard is not required to so indemnify (it being understood that for purposes of the second proviso to the first sentence of Section 8.6, Scotsman shall be deemed to have asserted its claim for indemnification by the indemnifying parties at the time of its notice and that the Loss and Expense referred to in such notice shall be deemed to include, although not referred to therein, any Loss and Expense thereafter incurred by any of the indemnified parties in seeking to enforce, whether or not successful, any purported indemnification obligation of Alco Standard identified by the Stockholder Representative). In the event that the Stockholder Representative fails to give an Alco Notice within the 10 business day period specified above, but furnishes an Alco Notice at a later date, then
(x) Scotsman, the Stockholder Representative and the Shareholders shall take the actions specified in clause (i) above, (y) should Scotsman or another person entitled to indemnification under Section 8.1 thereafter successfully enforce any such purported indemnification obligation of Alco Standard, any Loss and Expense that is recovered in such enforcement action and was theretofore covered by an indemnification payment by the indemnifying parties hereunder shall be paid over to the Stockholder Representative on behalf of the Shareholders and (z) the obligation of the indemnifying parties with respect to any Expense and Loss identified in such subsequent Alco Notice as covered by such purported indemnification obligation and for which, at the time of such subsequent Alco Notice, indemnification has not been made by the indemnifying parties hereunder, shall be as specified in clause (ii) above. Without limiting the indemnifying parties' obligation under clause (ii) above to make an indemnification payment following a judicial determination of the type referred to in such clause (ii), Scotsman, if requested in writing by the Stockholder Representative on a timely basis, shall, at the expense of the Shareholders (which shall be promptly paid as incurred), use its best efforts to pursue a judicial appeal of such determination. If any such appeal results in the recovery by Scotsman or another person entitled to indemnification under

Section 8.1 of any Loss or Expense which theretofore was covered by an indemnification payment by the indemnifying parties hereunder, such recovery shall be paid over to the Stockholder Representative on behalf of the Shareholders. The Shareholders and the Stockholders shall be subrogated to any and all rights of Scotsman or any other persons entitled to indemnification pursuant to Section 8.1 under any indemnification obligations of Alco Standard pursuant to any of the agreements referred to in Section 2.32 or in Section
3.32 of the Merger Agreement in respect of any Loss or Expense with respect to which the Stockholder Representative has not furnished an Alco Notice and for which the Shareholders or the Stockholders have theretofore indemnified Scotsman or such other persons.

   With respect to any claim that Scotsman or the other persons entitled to indemnification under Section 8.1 may pursue against Alco Standard with respect to the enforcement of a purported indemnification obligation pursuant to any of the agreements referred to in Section 2.32 or in Section 3.32 of the Merger Agreement, neither Scotsman nor such other persons shall consent to entry of any judgment or enter into any settlement in respect thereof unless (1) the Stockholder Representative consents to such judgment or settlement or (2) Scotsman (on behalf of itself and such other indemnified persons) releases the Shareholders and the Stockholders from any and all liability with respect to the Loss and Expense that was the subject of such claim and such judgment or settlement does not adversely affect any Shareholder or Stockholder or any of their subsidiaries, affiliates or successors or any other claim for indemnification by Alco Standard pursuant to any of the agreements referred to in Section 2.32 or in Section 3.32 of the Merger Agreement. With respect to any judicial or other proceeding or appeal pursued by Scotsman or the other persons entitled to indemnification under Section 8.1 and seeking the enforcement of a purported indemnification obligation of Alco Standard pursuant to any of such agreements, the Shareholders (i) if they have theretofore fully indemnified (subject to any applicable deductible) Scotsman and the other persons entitled to indemnification under Section 8.1, shall be entitled, at their own expense and through counsel of their choice, to control the pursuit of the indemnification claim against Alco Standard in such judicial or other proceeding or appeal (it being understood that the Shareholders shall not consent to entry of any judgment or enter into any settlement with respect thereto that adversely affects Scotsman or any of the other persons entitled to indemnification under Section 8.1 unless Scotsman or such person, as the case may be, shall have consented thereto) and (ii) if they have not so fully indemnified (subject to any applicable deductible) Scotsman or the other persons entitled to indemnification under Section 8.1, shall be entitled, at their own expense, to participate with counsel of their choice but without any right of control thereof.

   Section 8.4. Third Party Claims. In the event of any claim for indemnification hereunder (other than pursuant to clause (z)(A) of Section 10.1 of the Merger Agreement) resulting from or in connection with any claim or legal proceeding by a third party, the indemnified persons shall give such notice thereof to the indemnifying party not later than twenty business days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen days following the date such indemnified person has actual knowledge thereof; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this
Article VIII except to the extent that such omission results in a failure of actual notice to the indemnifying party and such indemnifying party is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified party; and provided, further, that if the defendants in any such actions include both the indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel, on behalf of such indemnified persons, at the expense of the indemnifying party. Subject to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim or legal proceeding, such indemnifying party shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to full indemnification hereunder (except for the deductible referred to in clause (ii) of the first proviso to the first sentence of Section 8.1 or the deductible referred to in clause (ii) of the first proviso to the first sentence of Section 8.2, in either case to the extent applicable), (b) provides for injunctive or other non-monetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld); and provided, further, that subject to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified persons shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the indemnifying party and obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of this Section 8.4. The rights and obligations of the Shareholders referred to in Section 10.4(b) of the Merger Agreement shall be afforded to and binding upon the Shareholders as though they were parties to the Merger Agreement.

   Section 8.5. Exclusive Remedy. In the event the Offer is consummated, any claim against any party hereto for any breach of this Agreement or in connection with any of the transactions contemplated hereby (other than a claim for breach of Section 5.1 or 5.2, the representation and warranty contained in the last sentence of Section 3.3(b) of the Merger Agreement or the Noncompetition Agreements entered into pursuant to Section 6.8 or the Registration Rights Agreement entered into pursuant to Sections 6.9 and 7.6), shall, to the extent permitted by law, be made solely pursuant to this Article
VIII. Prior to the consummation of the Offer or the termination of this Agreement pursuant to Article IX, no claim may be made against any party hereto for any inaccuracy of any representation or breach of any warranty contained in this Agreement, the Merger Agreement or any certificate, instrument or other agreement delivered pursuant hereto or thereto.

   Section 8.6. Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that the representations and warranties in Sections 2.7, 2.10, 2.11, 2.15, 2.17, 2.18, 2.21, 2.26, 2.32, 2.36 and 3.8 shall terminate on the fourth anniversary of the Expiration Date, the representations and warranties contained in Section 2.8 shall terminate at the time the relevant statute of limitations expires, and the representations and warranties contained in Sections 2.1, 2.3, 2.4, 3.1, 3.2 and 3.4 shall survive without termination and all other representations and warranties contained herein shall terminate on the third anniversary of the Expiration Date; and provided, further, if any claim under this Article VIII for Loss or Expense in respect of any representations and warranties is asserted in writing prior to the expiration of the applicable period set forth above, the obligations of the indemnifying party with respect to such claim shall not be affected by the expiration of such period.

   Section 8.7. Update of the Representations and Warranties. Not later than ten days prior to the Expiration Date, WAL, Whitlenge and any Shareholder may deliver a written notice to Scotsman setting forth any and all facts, conditions, occurrences, changes and other matters, in each case, occurring after the date hereof, that has caused or may cause the representations and warranties of the Shareholders contained herein (including the Schedules hereto) not to be true and correct in all respects. In the event that any of such facts, conditions, occurrences, changes and other matters shall have caused or will cause, on or prior to the Expiration Date, any such representation or warranty not to be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation and warranty without any materiality qualification) on the Expiration Date with the same effect as though made on the Expiration Date, Scotsman may elect to terminate this Agreement pursuant to Section 9.1(d) based on such facts, conditions, occurrences, changes or other matters. If Scotsman shall nevertheless proceed to consummate the transactions contemplated by this Agreement, such facts, conditions, occurrences, changes and other matters so disclosed as to each such representation or warranty of the Shareholders contained herein (including the Schedules) shall be deemed to constitute an exception to such representation or warranty reflecting the facts, conditions, occurrences, changes and other matters so disclosed with the same effect as if such exception had been made in such representation or warranty as of the date hereof in this Agreement to the extent but only to the extent, of such disclosure.


                                   ARTICLE IX

                                  TERMINATION

   Section 9.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, (i) this Agreement shall terminate upon any termination of the Merger Agreement and (ii) this Agreement may be terminated at any time prior to the Expiration Date:

   (a)  by the mutual consent of Scotsman and WAL;

   (b) by Scotsman upon any material breach by WAL, Whitlenge or any Shareholder of any of the covenants contained in Article IV or V or Section 10.1;

   (c) by WAL upon any material breach by Scotsman of any of the covenants contained in Article IV or V or Section 10.1;

   (d) by Scotsman if any of the conditions specified in Article VI has not been met or waived by Scotsman at such time as such condition can no longer be satisfied;

   (e) by WAL if any of the conditions specified in Article VII has not been met or waived by WAL, Whitlenge and the Shareholders, as applicable, at such time as such condition can no longer be satisfied; or

   (f) by Scotsman or WAL if the consummation of the Offer shall not have been consummated on or before May 1, 1994.

In the event that this Agreement shall be terminated pursuant to this Section 9.1, all further obligations of the parties under this Agreement (other than Sections 5.2, 10.1, 10.2 and 10.10) shall terminate without further liability of any party to the others; provided, however, that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                                   ARTICLE X

                                OTHER PROVISIONS

   Section 10.1. Confidential Nature of Information. Each party agrees that it will treat in strict confidence all documents, materials and other information which it obtains regarding the other parties during the course of the negotiations leading to the consummation of the transactions provided for herein and the preparation of this Agreement; and if for any reason whatsoever the transactions contemplated by this Agreement shall not be consummated, each party shall return to the other party all copies of non-public documents and materials which have been furnished or acquired in connection therewith and shall not use or disseminate such documents, materials or other information for any purpose whatsoever.

   Section 10.2.  Fees and Expenses.  (a)  Except as otherwise provided in this
Section 10.2, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors and any expenses incurred by Holding and Whitlenge in connection with any efforts to effect an initial public offering and any fees, disbursements and expenses incurred by or on behalf of Scotsman in connection with the Registration Statement and the Proxy Statement/Prospectus, it being understood that the costs and expenses of the audits and preparation of the historical financial statements of Holding, TDC and WAL included in the Proxy Statement/Prospectus and the costs and expenses of adjusting, for purposes of pro forma financial statements, the historical financial statements of Whitlenge so that they are presented in United States dollars and in accordance with generally accepted accounting principles in the United States shall be deemed to be costs and expenses of the Shareholders and the Stockholders) incurred by it or its affiliates in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the arranging or providing for the financing contemplated hereby, and the consummation of the transactions contemplated hereby and thereby (collectively "Acquisition Expenses"); provided, however, that, in the event the transactions contemplated hereby are consummated, up to U.S. $110,000 of Acquisition Expenses of WAL and Whitlenge relating to the transactions contemplated by this Agreement shall be borne by Scotsman, and the other Acquisition Expenses of the Shareholders, WAL and Whitlenge shall be borne entirely by the Shareholders and on the Expiration Date the Shareholders shall reimburse WAL and Whitlenge for any Acquisition Expenses paid by WAL and Whitlenge prior to the Expiration Date and required by the foregoing to be paid by the Shareholders. The Shareholders, WAL and Whitlenge shall furnish Scotsman with documentation on the Expiration Date demonstrating any reimbursement required by the preceding sentence.

   (b) The Shareholders shall pay to Scotsman, upon demand in same day funds, all of Scotsman's Acquisition Expenses, in the event that (i) this Agreement is terminated pursuant to clause (d) of Section 9.1 as a result of the failure of the condition set forth in the first sentence of Section 6.10, or (ii) the Merger Agreement is terminated pursuant to clause (d) of Section 11.1 thereof as a result of the failure of the condition set forth in the first sentence of
Section 8.9 thereof or pursuant to clause (e) of Section 11.1 thereof as a result of the failure of the condition set forth in Section 9.17 thereof (each of the terminations described in clauses (i) and (ii) being referred to as a "Qualifying Termination"); provided, however, that the Shareholders shall not be obligated to make payments pursuant to this Section 10.2(b) in an aggregate amount exceeding the sum of (x) U.S. $220,000 and (y) the excess of U.S. $780,000 over the aggregate amount of payments made pursuant to Section 12.2(b) of the Merger Agreement.

   (c) In addition to payments pursuant to Section 10.2(b) and payments pursuant to Sections 12.2(b) and 12.2(c) of the Merger Agreement, the Shareholders shall pay to Scotsman, upon demand in same day funds, a fee of U.S. $660,000 if (i) there is a Qualifying Termination and (ii) within one year following the Qualifying Termination (x) any of TDC, Whitlenge, Holding or WAL or any combination thereof, directly or through another entity, effects an initial public offering of its shares or (y) any person or persons acquire, directly or indirectly, in one transaction or a series of related transactions, a substantial portion of the assets of TDC and Whitlenge or more than 50% of the shares of common stock of Holding, TDC, Whitlenge or WAL, in any such case described in clause (x) or (y), for a per share consideration (or the equivalent thereof) representing a valuation of Holding, TDC, Whitlenge or WAL greater than that represented by this Agreement or the Merger Agreement, as the case may be.

   Section 10.3. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

        If to Scotsman to:

        Scotsman Industries, Inc.
        775 Corporate Woods Parkway
        Vernon Hills, Illinois 60061
        Attention:  President

        with a copy to:

        Sidley & Austin
        One First National Plaza
        Chicago, Illinois 60603
        Attention:  Frederick C. Lowinger

        If to WAL to:

        Whitlenge Acquisition Limited
        c/o Whitlenge Drink Equipment Ltd.
        Chancel Way
        Halesowen Industrial Park
        Halesowen, West Midlands
        U.K. B62 8SE
        Attention:  Michael de St. Paer

        with copies to:

        Wragge & Co.
        55 Colmore Row
        Birmingham B3 2AS
        United Kingdom
        (REF:  CWH/ATS)

        and

        Debevoise & Plimpton
        875 Third Avenue
        New York, New York 10022
        Attention:  Robert F. Quaintance, Jr.

        If to Whitlenge to:

         Whitlenge Drink Equipment Ltd.
         Chancel Way
         Halesowen Industrial Park
         Halesowen, West Midlands
         U.K. B62 8SE
         Attention:  Michael de St. Paer

         with copies to:

         Wragge & Co.
         55 Colmore Row
         Birmingham B3 2AS
         United Kingdom
         (REF:  CWH/ATS)

         and

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Onex to:

         Onex Corporation
         161 Bay Street, 25th Floor
         Toronto, Ontario
         Attention:  President

         with copies to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         and

         Onex Investment Corp.
         712 Fifth Avenue
         40th Floor
         New York, New York  10019
         Attention:  Timothy C. Collins

         If to Onex Investments to:

         Onex Investment Corp.
         c/o Onex DHC LLC
         421 Leader Street
         Marion, Ohio 43302

         with copies to:

         Onex Corporation
         161 Bay Street, 25th Floor
         Toronto, Ontario
         Attention:  President

         and

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         and

         Onex Investment Corp.
         712 Fifth Avenue
         40th Floor
         New York, New York  10019
         Attention:  Timothy C. Collins

         If to EJJM to:

         EJJM
         c/o The Diggs Group
         1630 Kettering Tower
         Dayton, Ohio 45423

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Attention:  Robert F. Quaintance, Jr.

         If to Diggs to:

         Matthew O. Diggs, Jr.
         c/o The Diggs Group
         1630 Kettering Tower
         Dayton, Ohio 45423
         with a\ copy to:

        Debevoise & Plimpton
        875 Third Avenue
        New York, New York 10022
        Attention:  Robert F. Quaintance, Jr.

        If to Collins to:

        Timothy C. Collins
        c/o Onex Investment Corp.
        712 Fifth Avenue
        40th Floor
        New York, New York 10019

        with a copy to:

        Debevoise & Plimpton
        875 Third Avenue
        New York, New York 10022
        Attention:  Robert F. Quaintance, Jr.

        If to Cook to:

        Graham F. Cook
        c/o Whitlenge Drink Equipment Ltd.
        Chancel Way
        Halesowen Industrial Park
        Halesowen, West Midlands
        U.K. B62 8SE

        with a copy to:

        Wragge & Co.
        55 Colmore Row
        Birmingham B3 2AS
        United Kingdom
        (REF:  CWH/ATS)

        If to Wheeler to:

        Christopher R.L. Wheeler
        c/o Whitlenge Drink Equipment Ltd.
        Chancel Way
        Halesowen Industrial Park
        Halesowen, West Midlands
        U.K. B62 8SE

        with a copy to:

        Wragge & Co.
        55 Colmore Row
        Birmingham B3 2AS
        United Kingdom
        (REF:  CWH/ATS)

        If to de St. Paer to:

        Michael de St. Paer
        c/o Whitlenge Drink Equipment Ltd.
        Chancel Way
        Halesowen Industrial Park
        Halesowen, West Midlands
        U.K. B62 8SE

        with a copy to:

        Wragge & Co.
        55 Colmore Row
        Birmingham B3 2AS
        United Kingdom
        (REF:  CWH/ATS)

        If to Rushton to:

        John Rushton
        c/o Whitlenge Drink Equipment Ltd.
        Chancel Way
        Halesowen Industrial Park
        Halesowen, West Midlands
        U.K. B62 8SE

        with a copy to:

        Wragge & Co.
        55 Colmore Row
        Birmingham B3 2AS
        United Kingdom
        (REF:  CWH/ATS)

        Section 10.4.  Definitions.  For purposes of this Agreement:

   (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

   (b) an "associate" of any person means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of a class of equity securities, (ii) any trust or other estate in which such person has substantial beneficial interest or as to which such person serves as trustee or in the similar capacity and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or any of its parents or subsidiaries.

   (c) the "knowledge of WAL, Whitlenge or WB" means the knowledge of the persons listed in Schedule 10.4, which Schedule includes all directors of WAL, Whitlenge and WB, the chief executive officers of each of WAL, Whitlenge and WB and all employees of WAL, Whitlenge and WB who report directly to such chief executive officer (other than, in each such case, Nicholls and Breed and de St. Paer's personal secretary).

   (d) "Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, would result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of the applicable person or persons; and

   (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity.

   Section 10.5. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

   Section 10.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns.

   Section 10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when Scotsman, WAL, Whitlenge and the Shareholders shall have each executed one counterpart.

   Section 10.8. Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

   Section 10.9. Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

   Section 10.10. Entire Agreement; Amendments and Waivers; Assignment. This Agreement, including the Schedules and Exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein except that the confidentiality agreement, dated October 29, 1993 (the "October Confidentiality Agreement"), between Onex and Scotsman and the confidentiality agreement, dated June 25, 1993 (the "June Confidentiality Agreement"), between Onex Investment Corp. and Scotsman shall remain in full force in effect pursuant to the terms thereto after the execution of this Agreement; provided, however, that the October Confidentiality Agreement shall terminate on the fifth anniversary of the date hereof and the June Confidentiality Agreement shall terminate on the earlier of the Expiration Time or on the fifth anniversary of the date hereof. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Except as expressly provided herein, the rights and obligations of the parties under this Agreement may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto.

   Section 10.11. Governing Law. Except to the extent that Delaware law is mandatorily applicable to the rights and obligations of the stockholders of Scotsman or to the extent that the laws of England are mandatorily applicable to WAL, Whitlenge or their shareholders, this Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of the Supreme Court of the State of New York in the County of New York, or the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding. Each of the Acquisition Shareholders hereby appoints as its or his authorized agent the Stockholder Representative (such agent hereinafter referred to as the "Authorized Agent") upon which process may be served in any action to enforce any claim arising out of or relating to this Agreement which may be instituted in any court described above; such appointment shall be irrevocable until the appointment, similarly irrevocable, of a successor Authorized Agent reasonably acceptable to Scotsman and such successor's acceptance of such appointment. Service of such process upon the Authorized Agent shall be deemed in every respect effective service of process upon each of the Acquisition Shareholders.

   Section 10.12. No Third-Party Beneficiaries. Except for Article VIII, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and successors and assigns permitted by Section 10.6 any right, remedy or claim under or by reason of this Agreement.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.


                                               SCOTSMAN INDUSTRIES, INC.


                                               By  __________________________
                                                    Name:
                                                    Title:



                                               WHITLENGE ACQUISITION LIMITED


                                               By  __________________________
                                                    Name:
                                                    Title:



                                               WHITLENGE DRINK EQUIPMENT LIMITED


                                               By  __________________________
                                                    Name:
                                                    Title:



                                               ONEX CORPORATION


                                               By  __________________________
                                                    Name:
                                                    Title:



                                               ONEX U.S. INVESTMENTS, INC.


                                               By  __________________________
                                                    Name:
                                                    Title:

                                                  EJJM


                                                  By  __________________________
                                                        Name:
                                                        Title:



                                                  MATTHEW O. DIGGS, JR.


                                                  ______________________________



                                                  TIMOTHY C. COLLINS


                                                  ______________________________



                                                  GRAHAM F. COOK


                                                  ______________________________



                                                  CHRISTOPHER R.L. WHEELER


                                                  ______________________________



                                                  MICHAEL DE ST. PAER


                                                  _____________________________



                                                  JOHN RUSHTON


                                                  _____________________________



M2G93C93.SEC (1/15/94 4:05am)

                            EXHIBIT I-A                              AGREED FORM




                                    10312/2/CWH/DFM/ATS

                                             , 1994



Scotsman Industries Inc.,
Scotsman Acquisition Corporation,
775 Corporate Woods Parkway,
Vernon Hills,
Illinois,
60661.



Dear Gentlemen,

        We refer to the Share Acquisition Agreement dated as of January       ,
1994 ("the Share Acquisition Agreement") among Scotsman Industries Inc. ("Scotsman"), Whitlenge Acquisition Limited ("WAL"), Whitlenge Drink Equipment Limited ("Whitlenge"), Onex Corporation, Onex US Investments, Inc., EJJM, Matthew O. Diggs, Jr., Timothy C. Collins, Graham F. Cook, Christopher R.L. Wheeler, Michael J. de St.Paer and John Rushton which provides, inter-alia, for the purchase by Scotsman of all the issued WAL Ordinary shares upon the terms and subject to the conditions of the Share Acquisition Agreement. All capitalised terms used in this opinion without definition have the respective meanings given to them in the Share Acquisition Agreement.

        Pursuant to a requirement of Section 6.3 of the Share Acquisition Agreement, this letter is to advise you that, in the opinion of the undersigned as UK counsel for Whitlenge and WAL, under the laws of England & Wales:

1. and based on the searches of the UK Companies Registry on             ,
   1994, Whitlenge and WAL are each duly incorporated, validly existing and duly registered and each has corporate power and authority to own, lease and operate its respective properties and to conduct its business as now conducted, to execute and deliver the Share Acquisition Agreement, to consummate the transactions contemplated thereby and to perform its respective obligations under the Share Acquisition Agreement;

2. and assuming that the Share Acquisition Agreement is valid and binding under its applicable law (where such is other than the laws of England and Wales), the Share Acquisition Agreement has been duly authorised, executed and delivered by WAL and Whitlenge (assuming the due authorisation, execution and delivery thereof by the other parties thereto), constitutes the legal, valid and binding obligation of WAL and Whitlenge respectively and is enforceable against WAL and Whitlenge respectively in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, maintenance of capital, insolvency, reorganisation, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); we express no opinion as to the enforceability of any of the provisions of the Share Acquisition Agreement (i) requiring arbitration,
   (ii) limiting liability or (iii) to the extent it is governed by the laws of any jurisdiction other than England and Wales;

3. subject to the matters contained and/or disclosed within Schedule 2.4(a) to the Share Acquisition Agreement, the execution, delivery and performance by WAL and Whitlenge of the Share Acquisition Agreement do not and will not conflict with, result in any breach of the terms, conditions or provisions of, constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation of any incumbrance in respect of any property of WAL or Whitlenge under the memorandum and articles of association of WAL or Whitlenge respectively, any agreement or instrument or any order, arbitration award, judgment, decree, statute, law, ordinance, rule or regulation known to us which is applicable to WAL or Whitlenge or to which WAL or Whitlenge is a party or by which WAL or Whitlenge is bound; and

4. no consent, approval or authorisation of, registration or filing with, any governmental or regulatory authority of England or Wales is required to be obtained or made by or on behalf of WAL or Whitlenge for the valid execution and delivery by WAL or Whitlenge of the Share Acquisition Agreement, the consummation by WAL or Whitlenge of the transactions contemplated thereby and compliance by WAL or Whitlenge with the terms and provisions thereof, except for such as have been filed, obtained or made; we express no opinion as to any consent or filing required to be obtained or made in respect of the United Kingdom Restrictive Trade Practices Acts 1976 and 1977, Office of Fair Trading, Monopolies and Mergers Commission and/or the Commission of the European Community in connection with the transactions contemplated by the Share Acquisition Agreement.

  For the purpose of rendering the foregoing opinions, we have relied, as to the various questions of fact material to such opinions, upon the representations made in the Share Acquisition Agreement and upon certificates of and/or statements made by officers of WAL and Whitlenge. We have also examined originals, or copies of originals, of such agreements, documents, certificates and other statements of government officials and other instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

  This opinion is governed by the laws of England and Wales.

  This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilised for any other purpose without our prior written consent.

                                    Yours faithfully,

                                                                     EXHIBIT I-B



                   [Form of Opinion of Debevoise & Plimpton]




                                                              ____________, 1994



Scotsman Industries, Inc.
775 Corporate Woods Parkway
Vernon Hills, Illinois  60061

                          Share Acquisition Agreement

Ladies and Gentlemen:

   We have acted as special United States counsel to Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England ("Whitlenge"), and the shareholders of WAL, in connection with the Share Acquisition Agreement, dated as of January 11, 1994 (the "Share Acquisition Agreement"), among you, WAL, Whitlenge, the shareholders of WAL named in the Share Acquisition Agreement and certain other parties named therein, providing for a tender offer by you or your wholly-owned subsidiary to purchase all of the issued ordinary shares of WAL [and all of the issued preferred shares of WAL]. We are delivering this opinion to each of you pursuant to Section 6.3 of the Share Acquisition Agreement. All capitalized terms used herein without definition have the respective meanings given to them in the Share Acquisition Agreement.

   In so acting, we have participated in the preparation of the Share Acquisition Agreement and the Registration Rights Agreement and have examined and relied upon the representations and warranties as to factual

Scotsman Industries, Inc.            -2-                    _____________, 1994



matters contained in or made pursuant to the Share Acquisition
Agreement and the Registration Rights Agreement and upon the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, records, documents, certificates and other instruments, and have made such investigations of law, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of signatures, the legal capacity of all natural persons, the absence of undue influence and the conformity with the original documents of any copies thereof submitted to us as certified, conformed or photostatic copies.

   Based on the foregoing, and subject to the qualifications expressed below, we are of the following opinion:

   1. Each of the Share Acquisition Agreement and the Registration Rights Agreement (assuming the power and authority to enter into and perform and the due authorization, execution and delivery of the Share Acquisition Agreement and the Registration Rights Agreement by each of the parties thereto, including WAL, Whitlenge and the Shareholders) constitutes the legal, valid and binding obligation of WAL, Whitlenge and each Shareholder, enforceable against WAL, Whitlenge and each Shareholder in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that we express no opinion as to the enforceability of (i) any provisions of the Share Acquisition Agreement (a) requiring arbitration, (b) regarding rights to indemnification under federal or state securities laws or regulations or related public policy or (c) relating to any waiver of inconvenient forum or the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (ii) the indemnification and contribution provisions of the Registration Rights Agreement.

   2. No consent, approval or authorization of, registration, filing or declaration with, any Federal, New York or Delaware (under the General Corporation Law of Delaware) governmental or regulatory authority is required to be obtained or made by or on behalf of WAL or Whitlenge

Scotsman Industries, Inc.                -3-                _____________, 1994



for the valid execution and delivery by WAL and Whitlenge of the Share Acquisition Agreement, the consummation by WAL and Whitlenge of the transactions contemplated thereby and compliance by WAL and Whitlenge with the terms and provisions thereof, except such as have been obtained or made.

   We express no opinion as to the effect of any Federal or State laws regarding fraudulent transfers or conveyances, or of provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation or for the benefit of its shareholders, including without limitation as to the effect thereof on the validity, binding effect or enforceability of the Share Acquisition Agreement or the Registration Rights Agreement.

   We express no opinion herein as to any local or environmental, land use or zoning laws or the laws of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

   This opinion is being delivered solely to the persons to whom it is addressed and, accordingly, it may not be relied upon by any other person or quoted, filed with any governmental or regulatory authority or otherwise circulated or utilized for any other purpose without our prior written consent.

                                        Very truly yours,

                                                                     EXHIBIT I-C



             [Form of Opinions of Counsel for Certain Shareholders]



                                                           _______________, 1994



Scotsman Industries, Inc.
775 Corporate Woods Parkway
Vernon Hills, Illinois  60061

                          Share Acquisition Agreement

Ladies and Gentlemen:

   We have acted as counsel to [Onex Corporation; Onex Investments; EJJM and Diggs; and Collins] in connection with the Share Acquisition Agreement, dated as of January 11, 1994 (the "Share Acquisition Agreement"), among you, Whitlenge Acquisition Limited ("WAL"), Whitlenge Drink Equipment Limited, [Onex Corporation; Onex DHC LLC; EJJM and Diggs; Collins,] the [other] shareholders of WAL named in the Share Acquisition Agreement and certain other parties named therein, providing for a tender offer by you or your wholly-owned subsidiary to purchase all of the issued ordinary shares of WAL [and all of the issued preferred shares of WAL]. We are delivering this opinion pursuant to Section
6.3 of the Share Acquisition Agreement. All capitalized terms used herein without definition have the respective meanings given to them in the Share Acquisition Agreement.

   In so acting, we have reviewed the Share Acquisition Agreement and the Registration Rights Agreement and have examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Share Acquisition Agreement and the Registration Rights Agreement and upon the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, records, documents, certificates and other instruments, and have made such investigations of law, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of signatures, the legal capacity of all natural persons, the absence of undue influence and the conformity with the original documents of any copies thereof submitted to us as certified, conformed or photostatic copies.

   Based on the foregoing, and subject to the qualifications expressed below, we are of the following opinion:

   1. [[Onex] [Onex DHC LLC] is duly incorporated, validly existing and in good standing under the laws of [insert jurisdiction of incorporation] and has corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted, to execute and deliver the Share Acquisition Agreement and the Registration Rights Agreement, to consummate the transactions contemplated thereby, and to perform its obligations under the Share Acquisition Agreement and the Registration Rights Agreement.] [EJJM is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Ohio and has power and authority under its partnership agreement and the laws of the State of Ohio to own, lease and operate its properties and to conduct its business as now conducted, to execute and deliver the Share Acquisition Agreement and the Registration Rights Agreement, to consummate the transactions contemplated thereby and to perform its obligations under the Share Acquisition Agreement and the Registration Rights Agreement.]

   2. The Share Acquisition Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by [Onex; Onex DHC LLC; EJJM and Diggs; Collins].

   3. The execution, delivery and performance by [Onex; Onex DHC LLC; EJJM] of the Share Acquisition Agreement and the Registration Rights Agreement do not and will not conflict with, result in any breach of the terms, conditions or provisions of, constitute a default, an event of default or any event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation of any encumbrance in respect of any property of [Onex; Onex DHC LLC; EJJM] under, the [certificate of incorporation or the by-laws] [partnership agreement] of [Onex; Onex DHC LLC; EJJM] [or any order, arbitration award, judgment, decree, statute, law, ordinance, rule or regulation known to us, which is applicable to [Onex; Onex DHC LLC; EJJM; Diggs; Collins] or to which [Onex; Onex DHC LLC; EJJM; Diggs; Collins] is a party or by which [it] [he] is bound].

   4. No consent, approval or authorization of, registration, filing or declaration with, any Federal or [jurisdiction of incorporation or formation or residence, as applicable] governmental or regulatory authority is required to be obtained or made by or on behalf of [Onex; Onex DHC LLC; EJJM; Diggs; Collins] for the valid execution and delivery by [Onex; Onex DHC LLC; EJJM; Diggs; Collins] of the Share Acquisition Agreement or the Registration Rights Agreement, the consummation by [Onex; Onex DHC LLC; EJJM; Diggs; Collins] of the transactions contemplated thereby and compliance by [Onex; Onex DHC LLC; EJJM; Diggs; Collins] with the terms and provisions thereof, except for such as have been filed, obtained or made.

   This opinion is limited to the laws of the State of [insert applicable jurisdiction].

   This opinion is being delivered solely to the persons to whom it is addressed and, accordingly, it may not be relied upon by any other person or quoted, filed with any governmental or regulatory authority or otherwise circulated or utilized for any other purpose without our prior written consent.

                                        Very truly yours,

                                                                      EXHIBIT II


                            NONCOMPETITION AGREEMENT


   NONCOMPETITION AGREEMENT, dated as of              , 1994 (this
"Agreement"), among Scotsman Industries, Inc., a Delaware corporation
("Scotsman"),            , a              corporation and a wholly-owned
subsidiary of Scotsman (the "Tender Subsidiary"), Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England and a wholly-owned subsidiary of WAL ("Whitlenge"), and
                 (the "Covenanting Shareholder"). Unless otherwise indicated, capitalized terms used herein are used as defined in the Whitlenge Share
Acquisition Agreement, dated as of January   , 1994 (the "Acquisition
Agreement"), relating to WAL.


                              W I T N E S S E T H:


   WHEREAS, the Acquisition Agreement provides for the acquisition by Scotsman [through the Tender Subsidiary] of WAL pursuant to a tender offer (the "Offer") for the issued WAL Ordinary Shares and WAL Preferred Shares;

   WHEREAS, the Covenanting Shareholder has, pursuant to the Offer, tendered the WAL Ordinary Shares and WAL Preferred Shares owned by him [it]; and

   WHEREAS, in order to induce the purchase of the tendered WAL Ordinary Shares and WAL Preferred Shares, and as contemplated by the Acquisition Agreement, the Covenanting Shareholder is entering into this Agreement.

   NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto agree for the benefit of Scotsman, the Tender Subsidiary, WAL and Whitlenge as follows:

   Section 1. Noncompetition. (a) From and after the Expiration Date and continuing for a period of three years following the Expiration Date (the "Covenant Term"), the Covenanting Shareholder will not, directly or indirectly, as an owner, individual proprietor, principal, director, partner, stockholder, officer, employee, consultant, agent, representative, investor, lender or in any other capacity whatsoever, alone, or in association with any person, partnership, firm, corporation or other business organization, carry on, be engaged in or take part in or render services to, or own, share in the earnings of or invest in the stock, bonds or other securities of any entity (other than Scotsman) that competes with Whitlenge or its subsidiaries or the Whitlenge Business within the United Kingdom or the continent of Europe with respect to any business conducted by Whitlenge or its subsidiaries on the date of this Agreement, including, without limitation, the design, manufacture and sale to the type of markets now served of the products currently offered in the product catalogues of Whitlenge or WB or manufactured by Whitlenge or WB; provided, however, that (a) the Covenanting Shareholder may own, directly or indirectly, solely as an investment, securities of a publicly-traded entity engaged in the business described above if the Covenanting Shareholder is not a controlling person of, or member of a group that controls, such entity and the Covenanting Shareholder, together with any group of which the Covenanting Shareholder is a member, does not beneficially own in the aggregate five percent or more of any class of securities of such entity and (b) the Covenanting Shareholder may acquire an entity no more than five percent of the consolidated revenues of which for each of the three fiscal years of such entity ended prior to the acquisition thereof by the Covenanting Shareholder would fall within the scope of the prohibition contained in this Section 1(a).

   (b) During the Covenant Term, the Covenanting Shareholder will not, directly or indirectly, as an owner, individual proprietor, principal, director, partner, stockholder, officer, employee, consultant, agent, representative, investor, lender or in any other capacity whatsoever, alone, or in association with any person, partnership, firm, corporation or other business organization, carry on, be engaged in or take part in or render services to, or own, share in the earnings of or invest in the stock, bonds or other securities of any entity (other than Scotsman) that competes with Whitlenge, Scotsman, their subsidiaries or the Whitlenge Business within the United Kingdom or the continent of Europe with respect to any business conducted by The Delfield Company, a Delaware corporation and an affiliate of Whitlenge ("TDC"), on the date of this Agreement, including, without limitation, the design, manufacture and sale to the type of markets now served of the products currently offered in the product catalogues of TDC or manufactured by TDC; provided, however, that (a) the Covenanting Shareholder may own, directly or indirectly, solely as an investment, securities of a publicly-traded entity engaged in the business described above if the Covenanting Shareholder is not a controlling person of, or member of a group that controls, such entity and the Covenanting Shareholder, together with any group of which the Covenanting Shareholder is a member, does not beneficially own in the aggregate five percent or more of any class of securities of such entity and (b) the Covenanting Shareholder may acquire an entity no more than five percent of the consolidated revenues of which for each of the three fiscal years of such entity ended prior to the acquisition thereof by the Covenanting Shareholder would fall within the scope of the prohibition contained in this
Section 1(b).

   (c) During the Covenant Term, the Covenanting Shareholder will not, directly or indirectly, as an owner, individual proprietor, principal, director, partner, stockholder, officer, employee, consultant, agent, representative, investor, lender or in any other capacity whatsoever, alone, or in association with any person, partnership, firm, corporation or other business organization, carry on, be engaged in or take part in or render services to, or own, share in the earnings of or invest in the stock, bonds or other securities of any entity (other than Scotsman) that competes with Scotsman or its subsidiaries within the United Kingdom or the continent of Europe with respect to any business conducted by Scotsman or its subsidiaries in such geographical area on the date of this Agreement, including, without limitation, the design, manufacture and sale to the type of markets now served of ice machines, commercial upright refrigeration equipment and bakery equipment; provided, however, that (a) the Covenanting Shareholder may own, directly or indirectly, solely as an investment, securities of a publicly-traded entity engaged in the business described above if the Covenanting Shareholder is not a controlling person of, or member of a group that controls, such entity and the Covenanting Shareholder, together with any group of which the Covenanting Shareholder is a member, does not beneficially own in the aggregate five percent or more of any class of securities of such entity and (b) the Covenanting Shareholder may acquire an entity no more than five percent of the consolidated revenues of which for each of the three fiscal years of such entity ended prior to the acquisition thereof by the Covenanting Shareholder would fall within the scope of the prohibition contained in this Section 1(c).

   Section 2. Non-Disclosure of Confidential Information. Except as Scotsman may otherwise permit or direct in writing or as required by law or judicial order, the Covenanting Shareholder will not, following the Expiration Date, directly or indirectly, disclose or make use of any mailing lists, customer lists, subscription lists, processes, trade secrets, software, research, techniques, designs or other technical data, know-how or other proprietary or confidential information used at any time in the past or during the Covenant Term in connection with the Whitlenge Business; provided, however, that the foregoing shall not be applicable to any such item to the extent it was, prior to such disclosure or use, generally available to the public other than as a result of an unauthorized disclosure, directly or indirectly, by the Covenanting Shareholder, any other Shareholder, Nichols, Breed or any affiliate thereof. All records, documents and other writings which are or have been prepared or created on behalf of WAL, Whitlenge, any of their subsidiaries or the Whitlenge Business by the Covenanting Shareholder, WAL, Whitlenge or any of their subsidiaries or which may have come into possession of the Covenanting Shareholder, WAL, Whitlenge, or any of their subsidiaries shall be the property of WAL, Whitlenge, or such subsidiary, as the case may be, and shall be delivered to or, as the case may be, shall remain in the possession of such corporation.

   Section 3. Non-Solicitation. During the Covenant Term, the Covenanting Shareholder shall not, whether for its own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, request or endeavor to entice away from WAL, Whitlenge or any of their subsidiaries, any individual, partnership, firm, corporation or other business organization which is, at the time of such solicitation, request or endeavor, employed by or otherwise engaged to perform services for WAL, Whitlenge or any of their subsidiaries (including, but not limited to, any independent sales representatives or organizations) or any individual, partnership, firm, corporation or other business organization who is, at the time of such solicitation, request or endeavor, a customer or client of WAL, Whitlenge or any of their subsidiaries.

   Section 4. Acknowledgment of Reasonableness. The Covenanting Shareholder acknowledges that the restrictions contained in Sections 1, 2 and 3 of this Agreement, which provide substantial inducement for Scotsman's acquisition of WAL pursuant to the Acquisition Agreement, are reasonable and justified.

   Section 5. Injunctive Relief; Severability. The Covenanting Shareholder agrees that a violation of any of the covenants in this Agreement would cause irreparable and continuing damage to Scotsman, the Tender Subsidiary, WAL and Whitlenge, that Scotsman, the Tender Subsidiary, WAL and Whitlenge shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Scotsman, the Tender Subsidiary, WAL and Whitlenge may be entitled to prevent such breach. It is the intention of the parties hereto that if, in any action before any court empowered to enforce such covenants, any term, restriction, covenant or promise is found to be invalid, illegal or unenforceable, then (i) such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it valid, legal or enforceable and (ii) such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

   Section 6. Scotsman's Right to Change Business. This Agreement and any rights or privileges granted to the Covenanting Shareholder hereunder shall not in any way prevent Scotsman, the Tender Subsidiary, WAL, Whitlenge or any of their affiliates from exercising their powers to modify, restructure, enlarge, discontinue or otherwise affect the business operations or activities of such entities.

   Section 7. Assignment. None of the parties hereto may assign, transfer or convey this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties hereto.

   Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefits of and be enforceable by Scotsman, the Tender Subsidiary, WAL and Whitlenge or any successor to the business and assets of Scotsman, the Tender Subsidiary, WAL and Whitlenge, respectively, by merger or otherwise.

   Section 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart.

   Section 10. Headings. Section headings herein are inserted for convenience or reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

   Section 11. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of England without regard to conflict of law principles.

   [Section 12. Restrictive Trade Practices Act. If this Agreement or any provision hereof is subject to registration under the Restrictive Trade Practices Act of 1976, then, notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective until the day after particulars of this Agreement have been furnished to the Director General of Fair Trading pursuant to Section 24 of such Act.]*





____________________

* To be included if Agreement is believed by Scotsman to be subject to Restrictive Trade Practices Act.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers, all as of the date first above written.


                                               SCOTSMAN INDUSTRIES, INC.



                                               By:_____________________________
                                                    Name:
                                                    Title:



                                               [Tender Subsidiary]




                                               By:_____________________________
                                                    Name:
                                                    Title:



                                               WHITLENGE ACQUISITION LIMITED



                                               By:_____________________________
                                                  Name:
                                                  Title:



                                               WHITLENGE DRINK EQUIPMENT LIMITED



                                               By:_____________________________
                                                  Name:
                                                  Title:



                                               ________________________________

                                                                   EXHIBIT III-A


                      [Form of Opinion of Sidley & Austin]





Whitlenge Acquisition Limited
Whitlenge Drink Equipment Limited
The shareholders listed on
  Exhibit A attached hereto
c/o Whitlenge Drink Equipment Ltd.
  Chancel Way
  Halesowen Industrial Park
  Halesowen, West Midlands
  U.K. B62 8SE


Gentlemen:

     We refer to the Share Acquisition Agreement dated as of January 11, 1994 (the "Share Acquisition Agreement") among Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England ("Whitlenge"), the shareholders of WAL listed therein (the "Shareholders") and Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), providing for the offer (the "Offer") by Scotsman or one of its wholly-owned subsidiaries to purchase all of the issued WAL Ordinary Shares for cash and the contingent right to receive up to 146,740 shares (the "Scotsman Earnout Shares") of Common Stock, $.10 par value per share (the "Common Stock"), of Scotsman. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Share Acquisition Agreement.

   Pursuant to the requirement of Section 7.4 of the Share Acquisition Agreement, this will advise you that in the opinion of the undersigned, as special counsel for Scotsman:

   1. Scotsman is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted as described in the Registration Statement and the Proxy Statement/Prospectus, to execute and deliver the Share Acquisition Agreement and the Registration Rights Agreement, to consummate the transactions contemplated thereby, and to perform its obligations under the Share Acquisition Agreement and the Registration Rights Agreement.

   2. The Share Acquisition Agreement has been duly authorized, executed and delivered by Scotsman and (assuming the due authorization, execution and delivery thereof by WAL, Whitlenge and each of the Shareholders) constitutes the legal, valid and binding obligation of Scotsman enforceable against Scotsman in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); however we express no opinion as to the enforceability of any provisions of the Share Acquisition Agreement requiring arbitration. The Registration Rights Agreement has been duly authorized, executed and delivered by Scotsman and (assuming the due authorization, execution and delivery thereof by each other party thereto) constitutes the legal, valid and binding obligation of Scotsman enforceable against Scotsman in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); however we express no opinion as to the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

   3. The Scotsman Earnout Shares have been duly authorized and reserved for issuance pursuant to the terms of the Share Acquisition Agreement and, if and when issued pursuant to the terms of the Share Acquisition Agreement, and when certificates therefor have been duly executed, countersigned and registered and delivered in accordance with the terms of the Share Acquisition Agreement, will constitute shares of Common Stock which have been duly authorized and validly issued and are fully paid and nonassessable. The Scotsman Earnout Shares have been listed on the NYSE, subject to official notice of issuance.

   4. No consent, approval or authorization of, or registration, filing or declaration with, any federal or state governmental authority or other regulatory agency is required for the valid execution and delivery by Scotsman of the Share

Acquisition Agreement or the Registration Rights Agreement, the consummation by Scotsman of the transactions contemplated thereby and compliance by Scotsman of the terms and provisions thereof, except for such as have been filed, obtained or made.

   For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Share Acquisition Agreement and upon certificates of officers of Scotsman. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

   This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of New York.

   This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.


                                               Very truly yours,

                                                                   EXHIBIT III-B


                  [Form of Opinion of Schiff, Hardin & Waite]





Whitlenge Acquisition Limited
Whitlenge Drink Equipment Limited
The shareholders listed on
  Exhibit A attached hereto
c/o Whitlenge Drink Equipment Ltd.
  Chancel Way
  Halesowen Industrial Park
  Halesowen, West Midlands
  U.K. B62 8SE


Gentlemen:

   We refer to the Share Acquisition Agreement dated as of January 11, 1994 (the "Share Acquisition Agreement") among Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England ("Whitlenge"), the shareholders of WAL listed therein and Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), providing for the offer by Scotsman or one of its wholly-owned subsidiaries to purchase all of the issued WAL Ordinary Shares and WAL Preferred Shares for cash and the contingent right to receive up to 146,740 shares (the "Scotsman Earnout Shares") of Common Stock, $.10 par value per share (the "Common Stock"), of Scotsman. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Share Acquisition Agreement.

   Pursuant to the requirement of Section 7.4 of the Share Acquisition Agreement, this will advise you that in the opinion of the undersigned, as counsel for Scotsman, the execution, delivery and performance by Scotsman of the Share Acquisition Agreement and the Registration Rights Agreement do not and will not conflict with, result in any breach of the terms, conditions or provisions of, constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation of any encumbrance (other than any encumbrance created under any instruments entered into in connection with the financing of the transactions contemplated by the Merger Agreement and the Share Acquisition Agreement) in respect of any property of Scotsman or any subsidiary thereof under, the certificate of incorporation or the by-laws of Scotsman, any agreement or instrument listed in Exhibit B hereto [list of all material agreements and instruments from 10-K exhibit list] or any order, arbitration award, judgment, decree, statute, law, ordinance, rule or regulation known to us, which is applicable to Scotsman or to which Scotsman is a party or by which Scotsman is bound.

   For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Share Acquisition Agreement and upon certificates of officers of Scotsman. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

   This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Illinois. Our opinion does not address any antitrust or unfair competition statutes, laws, rules or regulations, the disclosure requirements of any securities laws, rules or regulations, or compliance with fiduciary duty requirements.

   This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.


                                               Very truly yours,





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
                                                                   EXHIBIT III-C


                   [Form of Opinion of Ashurst Morris Crisp]





Whitlenge Acquisition Limited
Whitlenge Drink Equipment Limited
The shareholders listed on
  Exhibit A attached hereto
c/o Whitlenge Drink Equipment Ltd.
  Chancel Way
  Halesowen Industrial Park
  Halesowen, West Midlands
  U.K. B62 8SE


Gentlemen:

   We refer to the Share Acquisition Agreement dated as of January 11, 1994 (the "Share Acquisition Agreement") among Whitlenge Acquisition Limited, a private company limited by shares registered in England ("WAL"), Whitlenge Drink Equipment Limited, a private company limited by shares registered in England, the shareholders of WAL listed therein and Scotsman Industries, Inc., a Delaware corporation ("Scotsman").

   Pursuant to the requirement of Section 7.4 of the Share Acquisition Agreement, this will advise you that in the opinion of the undersigned, as special counsel for Scotsman, no consent, approval or authorization of, registration or filing with, any governmental or regulatory authority of England or Wales is required to be obtained or made by or on behalf of Scotsman for the valid execution and delivery by Scotsman of the Share Acquisition Agreement, the consummation by Scotsman of the transactions contemplated thereby and compliance by Scotsman with the terms and provisions thereof, except for such as have been filed, obtained or made; however, we express no opinion as to any consent or filing required to be obtained or made in respect of the United Kingdom Restrictive Trade Practices Acts 1976 and 1977, Office of Fair Trading, Monopolies and Merger Commission and/or the Commission of the European Community in connection with the transactions contemplated by the Share Acquisition Agreement.

   This opinion is limited to the laws of England and Wales.

   This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.


                                                Very truly yours,








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